Exhibit 99.1

CREDIT AGREEMENT

dated as of

January 12, 2005

among

STEWART & STEVENSON SERVICES, INC.

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

WACHOVIA BANK, NATIONAL ASSOCIATION

as Syndication Agent

BANK OF AMERICA, N.A.

as Documentation Agent

J. P. MORGAN SECURITIES INC.

as Sole Lead Arranger and Bookrunner

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1	Defined Terms
SECTION 1.2	Classification of Loans and Borrowings
SECTION 1.3	Terms Generally
SECTION 1.4	Accounting Terms; GAAP

ARTICLE II	THE CREDITS

SECTION 2.1	Commitments
SECTION 2.2	Loans and Borrowings.
SECTION 2.3	Requests for Borrowings
SECTION 2.4	Letters of Credit.
SECTION 2.5	Funding of Borrowings.
SECTION 2.6	Interest Elections.
SECTION 2.7	Termination, Reduction and Increase of Commitments.
SECTION 2.8	Repayment of Loans; Evidence of Debt.
SECTION 2.9	Prepayment of Loans.
SECTION 2.10	Fees.
SECTION 2.11	Interest.
SECTION 2.12	Alternate Rate of Interest
SECTION 2.13	Increased Costs.
SECTION 2.14	Break Funding Payments
SECTION 2.15	Taxes.
SECTION 2.16	Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
SECTION 2.17	Mitigation Obligations; Replacement of Lenders.

ARTICLE III	REPRESENTATIONS AND WARRANTIES

SECTION 3.1	Organization; Powers
SECTION 3.2	Authorization; Enforceability
SECTION 3.3	Governmental Approvals; No Conflicts
SECTION 3.4	Financial Condition; No Material Adverse Effect.
SECTION 3.5	Properties.
SECTION 3.6	Litigation and Environmental Matters.
SECTION 3.7	Compliance with Laws and Agreements.
SECTION 3.8	Investment Company Act; Public Utility Holding Company Act; Federal Power Act
SECTION 3.9	Taxes
SECTION 3.10	ERISA
SECTION 3.11	Disclosure
SECTION 3.12	Subsidiaries
SECTION 3.13	Insurance
SECTION 3.14	Labor Matters

SECTION 3.15	Solvency
SECTION 3.16	Representations True
SECTION 3.17	No Offering
SECTION 3.18	Foreign Assets Control Regulations, etc

ARTICLE IV	CONDITIONS PRECEDENT

SECTION 4.1	Effective Date
SECTION 4.2	Each Credit Event

ARTICLE V	AFFIRMATIVE COVENANTS

SECTION 5.1	Financial Statements and Other Information
SECTION 5.2	Notices of Material Events
SECTION 5.3	Taxes
SECTION 5.4	Existence; Conduct of Business
SECTION 5.5	Payment of Obligations
SECTION 5.6	Maintenance of Properties
SECTION 5.7	Insurance
SECTION 5.8	Books and Records; Inspection and Audit Rights
SECTION 5.9	Compliance with Laws
SECTION 5.10	Use of Proceeds and Letters of Credit
SECTION 5.11	Additional Subsidiaries
SECTION 5.12	Further Assurances

ARTICLE VI	NEGATIVE COVENANTS

SECTION 6.1	Indebtedness
SECTION 6.2	Liens
SECTION 6.3	Fundamental Changes.
SECTION 6.4	Asset Sales
SECTION 6.5	Investments
SECTION 6.6	Sale and Leaseback Transactions
SECTION 6.7	Hedging Agreements
SECTION 6.8	Restricted Payments; Certain Payments of Indebtedness.
SECTION 6.9	Transactions with Affiliates
SECTION 6.10	Restrictive Agreements
SECTION 6.11	Designation of Unrestricted Subsidiaries.
SECTION 6.12	Acquisitions of Businesses
SECTION 6.13	Financial Covenants
SECTION 6.14	Adverse or Speculative Transactions
SECTION 6.15	ERISA Plan Assets

ARTICLE VII	EVENTS OF DEFAULT

SECTION 7.1	Events of Default
SECTION 7.2	Remedies

ARTICLE VIII	THE ADMINISTRATIVE AGENT

SECTION 8.1	Appointment and Powers
SECTION 8.2	Exculpation
SECTION 8.3	Reliance
SECTION 8.4	Actions Through Sub-Agents and Related Parties
SECTION 8.5	JPMorgan Chase as a Lender
SECTION 8.6	Independent Review
SECTION 8.7	Indemnification
SECTION 8.8	Knowledge of Defaults
SECTION 8.9	Resignation
SECTION 8.10	Reliance by the Borrower

ARTICLE IX	MISCELLANEOUS

SECTION 9.1	Notices
SECTION 9.2	Waivers; Amendments.
SECTION 9.3	Expenses; Indemnity; Damage Waiver
SECTION 9.4	Successors and Assigns.
SECTION 9.5	Survival; Reinstatement.
SECTION 9.6	Counterparts; Integration; Effectiveness
SECTION 9.7	Severability
SECTION 9.8	Right of Setoff
SECTION 9.9	Governing Law; Jurisdiction; Consent to Service of Process.
SECTION 9.10	WAIVER OF JURY TRIAL
SECTION 9.11	Headings
SECTION 9.12	Confidentiality
SECTION 9.13	Limitation of Interest
SECTION 9.14	USA PATRIOT Act

This CREDIT AGREEMENT (as amended, modified, restated, supplemented and in effect from time to time, this “Agreement”) is dated as of January 12, 2005, and is made and entered into by and among STEWART & STEVENSON SERVICES, INC., a Texas corporation; the LENDERS party hereto, as the initial Lenders; WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent; BANK OF AMERICA, N.A., as Documentation Agent; and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged by all such parties, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1         Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its successors in that capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Affiliate” includes, but is not limited to, any Person (i) who is a director or executive officer of the Borrower or of any Restricted Subsidiary, (ii) which beneficially owns or holds securities representing 15% or more of the combined voting power of the total Equity Interests of the Borrower or any Restricted Subsidiary, or (iii) of which securities representing 15% or more of the combined voting power of the total Equity Interests is beneficially owned or held by the Borrower or any Restricted Subsidiary, or by the Borrower and one or more Restricted Subsidiaries.

“Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next higher 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds

Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Margin” means, for any day, and with respect to any Eurodollar Loan, and “Applicable Rate” means, for any day, with respect to all commitment fees and participation fees payable hereunder, the applicable rate per annum set forth below under the caption “Applicable Margin” or “Applicable Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date:

Leverage Ratio	Applicable Margin	Applicable Rate
>2.25	150.0 bps	37.5 bps
>2.00	137.5 bps	30.0 bps
>1.50	112.5 bps	25.0 bps
>1.00	87.5 bps	20.0 bps
<1.00	75.0 bps	17.5 bps

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s financial statements delivered pursuant to Section 5.1(a) or (b) and (ii) each change in the Applicable Margin or Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be greater than 2.25 to 1.00 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrower fails to deliver the financial statements required to be delivered by it pursuant to Section 5.1(a) or (b), during the period from the expiration of the time for delivery thereof until such financial statements are delivered.  The Applicable Margin for ABR Loans shall be zero.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Asset Purchase Agreement” means the Asset Purchase Agreement dated as of December 6, 2004, as amended, among the Borrower, S&S Tug and the TUG Purchaser.

“Asset Sale” means any Transfer to any Person (including any by way of merger or consolidation), directly or indirectly, in one or a series of related transactions, of (a) any Equity Interest in any Restricted Subsidiary held by the Borrower or any Restricted Subsidiary (including the issuance of additional Equity Interests), or (b) except in the ordinary course of business, any other property of the Borrower or any Restricted Subsidiary.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by

Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America and any successor entity performing similar functions.

“Borrower” means Stewart & Stevenson Services, Inc., a Texas corporation.

“Borrowing” means Loans (other than Swing Loans) of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.3, substantially in the form of Exhibit E to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of insurance.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means any of (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership of 25% or more of the outstanding shares of voting stock of the Borrower, or (b) a majority of the members of the Board of Directors of the Borrower on any date shall not have been members of the Board of Directors of the Borrower on the date 12 months prior to such date, or (c) all or substantially all of the assets of the Borrower are sold in a single transaction or series of related transactions to any Person or Persons, or (d) the merger or consolidation of the Borrower into any other Person.

“Change in Law” means (a) the adoption or effectiveness of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service or any entity succeeding to all or part of its functions.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.7 or Section 2.17(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $100,000,000.  The agreement of JPMorgan Chase to make Swing Loans pursuant to Section 2.1(b) shall not constitute part of its Commitment hereunder.

“Consolidated Net Income” means the gross revenues and other proper income credits, less all proper income charges (including Taxes on income), all determined for the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Borrower and the Restricted Subsidiaries and computed in accordance with GAAP. From and after the date the transactions described in the Asset Purchase Agreement are consummated, all assets, liabilities and intangibles Transferred in that transaction shall be excluded in calculating “Consolidated Net Tangible Assets”.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of a limited liability company or any general partner of any limited partnership.   “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.

“dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, for any period, without duplication, the sum of Consolidated Net Income plus, to the extent deducted in calculating Consolidated Net Income, depreciation, amortization, depletion, other non-cash expenses (minus the amount of cash expenses made during such period in respect of non-cash expenses made in previous periods), interest expense, and tax expense, and minus, to the extent added in calculating Consolidated Net Income, any non-cash income, all determined in accordance with GAAP; provided that extraordinary or one-time gains or losses, and gains or losses on the disposition of assets (other than in the ordinary course of business), shall not be included in EBITDA regardless of their cash impact.

“Effective Date” means the first date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2).

“Eligible Assignee” means (a) any Lender; (b) any Affiliate of any Lender; (c) a commercial bank (or an Affiliate of a commercial bank) organized or licensed under the laws of the United States of America, or a state thereof, and having total assets in excess of $1,000,000,000, (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (“OECD”), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country that also is a member of the OECD, and (e) a finance company, insurance company, other financial institution or fund, acceptable to the Administrative Agent, the Principal Issuing Banks and the Borrower, which is regularly engaged in making, purchasing or investing in commercial loans and having total assets in excess of $1,000,000,000; provided, however, that if a Default has occurred and is continuing, the approval of the Borrower shall not be required. If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder, such consent shall not be unreasonably withheld or delayed, and the Borrower shall be deemed to have given such consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless the Borrower notifies the Administrative Agent of its refusal to give such consent before such fifth Business Day.

“Environmental Claim” means any claim; litigation; demand; action; cause of action; suit; judgment, or governmental investigation; notification by any Governmental Authority of status of being potentially responsible for clean-up of any facility under Environmental Laws or for being in violation or in potential violation of any Environmental Law; proceeding; consent or administrative orders, agreements or decrees; or lien; in each case whether threatened, sought, brought or imposed, that seeks to recover or impose Environmental Liabilities for (i) failure to comply with Environmental Laws; (ii) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (iii) radioactive materials (including naturally occurring radioactive materials [“NORM”]); (iv) pollution, contamination, Remediation or clean-up of the air, surface water, groundwater, or soil; (v) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation; (vi) exposure or death of, or injury to, persons or property from Hazardous Substances and the effects thereof; or (vii) the release or threatened release or Remediation of Hazardous Substances.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance or to health and safety matters.

“Environmental Liabilities” means all liabilities arising from any Environmental Claim under any theory of recovery, at law or in equity, and whether based on negligence, strict liability, any Environmental Law or otherwise, including: remedial, removal, response, abatement, restoration (including natural resources), investigative, or monitoring costs, personal injury and damage to property or natural resources and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations and including, but not limited to, attorneys’ fees, diminution in value, and expert’s fees and costs incurred in testing for the likelihood of Remediation or the likelihood of violation of any Environmental Laws, and monitoring or responding to efforts to require Remediation or any claim based upon any asserted or actual breach or violation of Environmental Laws.

“Environmental Permit” means any permit, license, certificate, registration, consent, approval, variance, exemption, or other authorization required under any Environmental Law.

“Equity Interests” means shares of capital stock, general or limited partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, or any warrants, options or other rights to acquire, or securities convertible into or exchangeable for, any such interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and all rules, regulations, rulings and interpretations thereunder adopted by the Internal Revenue Service, the U.S. Department of Labor, or any entity succeeding to all or part of their respective functions.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) as of the close of the fiscal year of the Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate or any Plan administrator from the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by the Borrower hereunder or on account of any of the Obligations of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any jurisdiction other than a jurisdiction in which the Borrower is located, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

“Existing Letters of Credit” means the letters of credit described on Annex A to this Agreement.

“Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans (including, with respect to JPMorgan Chase, Swing Loans) and its LC Exposure at such time.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.

“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Fixed Charge Coverage Ratio” means, for any day, the ratio of (a) the amount of EBITDA less the sum of (x) Capital Expenditures and (y) cash dividends paid on common and preferred stock to (b) Interest Expense, in each case determined with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis and for the 12-month period ending on such date; provided, however, that only during the period beginning on the effective date of this Agreement and ending on January 31, 2005, compliance with the Fixed Charge Coverage Ratio shall be determined on the basis of the ratio of (a) EBITDA, minus Capital Expenditures, minus dividends, to (b) Interest Expense, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis and for the three fiscal quarters ended on October 30, 2004.

“Floor Plan Financing” means an agreement to finance inventory in which each item financed is specifically identified and released from the Liens of the provider of such financing only against the payment to such provider of the amount financed with respect to each such item of inventory, which is accounted for separately from other funds of the Person borrowing under such financing, and which provides for audits by the provider of such financing not less often than four times each year.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Funded Debt” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (other than obligations which are nonrecourse to such Person), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c) all obligations of such Person upon which interest charges are customarily paid, and (d) all Capital Lease Obligations of such Person. The Funded Debt of any Person shall include the Funded Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Funded Debt provide that such Person is not liable therefor.

“GAAP” means, as to a particular Person, such accounting practice as, in the opinion of the independent certified public accountants of recognized national standing regularly retained by such Person and acceptable to the Required Lenders (such acceptance not to be unreasonably withheld) conforms at the time to generally accepted accounting principles, consistently applied. Generally accepted accounting principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board or equivalent non-United States counterpart, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to Lenders, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person.  If any change in any accounting principle or practice is required by the Financial Accounting Standards Board or equivalent non-United States counterpart, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to Administrative Agent.

“Governmental Authority” means the sovereign governmental authority of any nation, the government of the United States of America, or any political subdivision of any of the foregoing, whether state, provincial or local, and any agency, department, board, bureau, authority, instrumentality, regulatory body, court or other tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty” means a Guaranty in substantially the form of Exhibit B hereto (with such changes therein as shall be required because of the form of the entity issuing such Guaranty).

“Hazardous Substances” means (i) those substances included within the statutory and/or regulatory definitions or listings of “hazardous substance,” “medical waste,” “special waste,” “solid waste,” “hazardous waste,” “extremely hazardous substance,” “regulated substance,” “hazardous materials,” or “toxic substances,” under any Environmental Law; (ii) any material, waste or substance which is or contains:  (A) petroleum, oil or a fraction thereof, (B) explosives, or (C) radioactive materials (including naturally occurring radioactive materials); and (iii) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, including floor plan financings (including Floor Plan Financings), and Intercompany Debits and Credits, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than Taxes being contested as permitted by Section 5.3), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person, or incurred in connection with the financing of the purchase or acquisition of property or assets by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current trade accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intercompany Debits and Credits” means debits and credits on the books of the Borrower and its Restricted Subsidiaries in favor of the Borrower or Subsidiaries of the Borrower arising in the ordinary course of business out of :

(a)                                  the common payment system by which invoices to the Borrower or any of its Subsidiaries are paid from a single common account in the name of the Borrower and amounts so paid are charged back to the Borrower or to the Subsidiary named in such invoice;

(b)                                 zero balance accounts by which cash balances in bank accounts of the Borrower and its Subsidiaries are swept periodically into one or more accounts in the name of the Borrower; or

(c)                                  purchases of goods by the Borrower or any Restricted Subsidiary from the Borrower or another Subsidiary.

“Interest Election Request” means a request, substantially in the form of Exhibit F, by the Borrower to convert or continue a Borrowing in accordance with Section 2.6.

“Interest Expense” means, for any period, the cash interest payments made by a Person during such period in connection with such Person’s Funded Debt.

“Interest Payment Date” means (a)  for ABR Borrowings, the last day of each January, April, July and October, and the Maturity Date, and (b) for Eurodollar Borrowings, the last day of the applicable Interest Period (and if such Interest Period exceeds three months’ duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period).

“Interest Period” means the period commencing on the date a Borrowing is made or designated as, or the effective date of any conversion into, a Eurodollar Borrowing, or, in the case of a continuation to a successive Interest Period, the last day of the immediately preceding Interest Period, and ending in each case on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect;  provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall ever extend beyond the Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means (a) any purchase or other acquisition (including pursuant to any merger or consolidation with any Person that was not a Restricted Subsidiary prior to such merger or consolidation) of any Equity Interest in, evidence of Indebtedness of, or other securities of, any other Person, (b) any making of any loan, advance, extension of credit or Transfer of property or capital contribution to any other Person (other than pursuant to an Asset Sale), (c) any incurrence, assumption or existence of any liability, contingent or otherwise, with respect to any obligation or liability of any other Person, or (d) any making of any commitment to make any of the foregoing.

“Issuing Bank” means JPMorgan Chase in its capacity as an issuer of Letters of Credit hereunder, and Wachovia Bank, National Association and Bank of America, N.A., as agents under this Agreement, each in its capacity as an issuer of Letters of Credit hereunder, and each such Lender’s successors in such capacity as provided in Section 2.4(i).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate; provided, that the fees and other customary charges paid by the Borrower in connection with Letters of Credit issued by an Affiliate of any Lender shall not exceed the fees and other customary charges in connection with such Letter of Credit had such Letter of Credit been issued by that Lender.

“JPMorgan Chase” means JPMorgan Chase Bank, N.A. in its individual capacity.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.  The term “Legal Requirement” includes Environmental Laws.

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.7(d) or Section 2.17(b), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.  JPMorgan Chase shall be a “Lender” to the extent of any Swing Loans outstanding.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include Existing Letters of Credit.

“Leverage Ratio” means, for any day, the ratio of (a) the sum of (i) Funded Debt of the Borrower and the Restricted Subsidiaries on such date plus (ii) the amount by which the aggregate Unfunded Pension Liability of the Borrower on such date exceeds $50,000,000 to (b) the amount of EBITDA of the Borrower and the Restricted Subsidiaries for the 12-month period ending on such date, all determined with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis; provided, however, that only during the period beginning on the effective date of this Agreement and ending on January 31, 2005, the Leverage Ratio shall be the ratio of (a) the Funded Debt of the Borrower and its Restricted Subsidiaries on a consolidated basis on October 30, 2004, to (b) the amount of EBITDA of the Borrower and the Restricted Subsidiaries on a consolidated basis for the three fiscal quarters ended on such date annualized by multiplying that amount by 1.333.  In the event of an acquisition of another entity by the Borrower or a Restricted Subsidiary, and if (i) the acquired entity, if a Subsidiary, shall be a Restricted Subsidiary, (ii) the EBITDA of the acquired entity shall have been computed in accordance with GAAP, (iii) unless the Required Lenders otherwise consent, the financial statements of such entity for its most recently completed fiscal year shall have been audited by independent public accountants of recognized national standing and otherwise meet the standards prescribed in Section 5.1(a) for financial statements of the Borrower, and (iv) such financial statements shall have been delivered to each Lender, then the EBITDA (whether positive or negative) of the acquired entity will be included as if such acquired entity had been owned by the Borrower or a Restricted Subsidiary for the entire rolling 12-month period.  EBITDA attributable to discontinued operations and to operations that have been disposed of shall not be included in computing the Leverage Ratio.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in an amount comparable to such Borrowing with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, collateral assignment, encumbrance, negative pledge, charge or security interest in, on or of such asset, including any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the Obligations, including this Agreement, each Note, the Swing Loan Note, each Guaranty, each Borrowing Request, each Interest Election Request, all instruments, certificates and agreements now or hereafter executed or delivered to the Administrative Agent, any Issuing Bank or any Lender pursuant to any of the foregoing or in connection with the Loans, the Letters of Credit or any commitment regarding the Loans or the Letters of Credit and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans provided for in Section 2.1 of this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and the Restricted Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement, any Note, the Swing Loan Note, or any other Loan Document or the rights of or benefits available to the Administrative Agent, the Issuing Banks or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means, as of the date of any determination, any Subsidiary (a) having consolidated assets on such date equal to or greater than 5% of the Borrower’s total consolidated assets on such date, (b) which contributed 5% or more of the total consolidated revenues of the Borrower and the Subsidiaries in the most recent fiscal quarter, or (c) which is designated as such by the Borrower in a written notice to the Administrative Agent.  For purposes of this definition, (x) consolidated assets of a Subsidiary shall be determined based on the most recent quarterly or annual consolidated financial statements of such Subsidiary available prior to such determination, and (y) consolidated assets of the Borrower and its Subsidiaries shall be determined based on the most recent quarterly or annual consolidated financial statements of the Borrower available prior to such determination.

“Maturity Date” means the earliest of (a) the date specified by the Borrower in accordance with Section 2.7 for the termination of the Commitments, (b) the date the principal amount then outstanding of, and accrued and unpaid interest on, the Loans becomes due pursuant to Section 7.2, or (c) January 11, 2009.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA with respect to which the Borrower, an ERISA Affiliate or any Subsidiary Loan Party may have liability, contingent or otherwise.

“Note” means a promissory note in the form attached hereto as Exhibit D payable to the order of a Lender, with the blanks therein appropriately completed, executed by Borrower. “Notes” means, collectively, all of such Notes outstanding at any given time. Unless otherwise expressly stated in this Agreement, the Swing Loan Note shall be a “Note”.

“Note Purchase Agreement” means the letter agreement dated as of May 30, 1996, by and among the Borrower and the purchasers named therein, with respect to the Borrower’s 6.72% Series A Senior Notes Due May 30, 1999, 7.03% Series B Senior Notes Due May 30, 2001, 7.29% Series C Senior Notes Due May 30, 2003, and 7.38% Series D Senior Notes Due May 30, 2006, as amended, modified, supplemented, restated and in effect from time to time.

“Obligations” means, as at any date of determination thereof, the sum of (a) the aggregate principal amount of Loans outstanding on such date, plus (b) the aggregate LC Exposures outstanding on such date, plus (c) all accrued and unpaid fees in connection with the Loan Documents on such date, plus (d) other indebtedness, liabilities, obligations and indemnities owing with respect to or arising in connection with any of the foregoing matters by the Borrower or any other Loan Party to any Lender, the Administrative Agent, any Issuing Bank, or to any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, plus (e) all accrued and unpaid interest on the amounts described in clauses (a), (b), (c) or (d) on such date. The term “Obligations” includes all interest and other obligations accruing or arising after (a) the commencement of any case under any bankruptcy or similar laws by or against the Borrower or any other Loan Party or (b) the obligations of the Borrower or any other Loan Party shall cease to exist by operation of law or for any other reason. The term “Obligations” also includes all expenses, attorneys’ fees and disbursements, and any other sum chargeable to the Borrower or any other Loan Party under this Agreement or any other Loan Document.

“Organizational Documents” means the certificate or articles of incorporation and bylaws of a corporation; the partnership agreement of a partnership; the limited liability company agreement, regulations or operating agreement of a limited liability company; or other, similar organic governing agreement of any Person.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participant” has the meaning set forth in Section 9.4(f).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Asset Sale” means a Transfer (whether in one or more related or unrelated transactions) of the assets of the Borrower’s Airline Products Division pursuant to the Asset Purchase Agreement or of the Borrower’s Engineered Products Division.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.3;

(b)           artisan’s, operators’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in compliance with Section 5.5;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations;

(d)           deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           judgment liens in respect of judgments or awards that do not constitute an Event of Default under Section 7.1(l);

(f)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(g)           landlord’s or lessor’s liens under leases in the ordinary course of business; and

(h)           liens in or limitations on the use of funds held in trust securing the repayment of indebtedness to any industrial development corporation;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)           readily marketable securities issued or fully guaranteed by the United States of America with maturities of not more than one year from date of issuance;

(b)           financial instruments (including commercial paper) with maturities of not more than 270 days of Persons, in each case, which are rated in one of the top two rating classifications (exclusive of modifiers) by at least one nationally recognized rating agency;

(c)           certificates of deposit, banker’s acceptances, Eurodollar deposits or other time deposits having a maturity of not more than 180 days from the date of issuance, or tax exempt bonds backed by letters of credit, in each case, issued by any U.S. domestic bank having capital surplus and undivided profits of at least $100,000,000 or by any other financial institution acceptable to the Required Lenders;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) or clause (b) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)           readily marketable shares of any money market fund having total assets in excess of $250,000,000 and rated in one of the top two rating classifications (exclusive of modifiers) by at least one nationally recognized rating agency and that are properly classified as current assets in accordance with GAAP;

(f)            normal and reasonable travel advances in the ordinary course of business to employees;

(g)           customer obligations and receivables owing to the Borrower or any Restricted Subsidiary and arising out of sales or leases made or the rendering of services by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(h)           acquisitions (with or without recourse and with or without discount) of negotiable instruments evidencing customer obligations and receivables of the Borrower or any Restricted Subsidiary and arising out of sales or leases made by the Borrower or any Restricted Subsidiary in the ordinary course of business; and

(i)            acquisitions of Indebtedness of the Borrower or any Restricted Subsidiary by the Borrower or any Subsidiary Loan Party;

provided, that the aggregate value of the assets of the Borrower and the Restricted Subsidiaries consisting of “margin stock” (as defined from time to time in or pursuant to Regulation U of the Board of Governors of the Federal Reserve System, or any successor regulation) shall never exceed 25% of the aggregate value of all assets of the Borrower and the Restricted Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, trust, joint venture, association, company, unincorporated organization, Governmental Authority or other form of entity.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA and which is maintained by the Borrower or any ERISA Affiliate for employees of the Borrower or such ERISA Affiliate, or with respect to which the Borrower, an ERISA Affiliate or any Subsidiary Loan Party may have any liability, contingent or otherwise.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The Prime Rate is a reference rate and may not necessarily represent the lowest or best rate charged to any customer.  JPMorgan Chase may make commercial loans or other loans at rates of interest at, above or below the prime rate.

“Principal Issuing Banks” means those Issuing Banks who have outstanding LC Exposures in excess of 25% of the aggregate LC Exposure.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Remediation” means (i) the taking of any action necessary to comply with and ensure compliance with the Environmental Laws, and (ii) the taking of all reasonably necessary precautions to protect against and/or respond to, investigate, remove, remediate or monitor the release or threatened release of Hazardous Substances.

“Required Lenders” means, at any time, Lenders having Exposures and unused Commitments representing more than 50% of the sum of the total Exposures and unused Commitments at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary, or any transaction that has a substantially similar effect.

“Restricted Subsidiary” means (a) each Material Subsidiary, and (b) any Subsidiary, other than a Material Subsidiary, which the Borrower has not designated as an Unrestricted Subsidiary by notice to the Administrative Agent in accordance with Section 6.11 and which has not been designated as an Unrestricted Subsidiary more than once previously.

“S&S Tug” means S&S TUG Service Centers, Inc., a Delaware corporation.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, trust, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, trust, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means each Material Subsidiary that is not a Foreign Subsidiary.

“Swing Loan Note” means a promissory note in the form of Exhibit G, payable to the order of JPMorgan Chase, with the blanks therein appropriately completed, executed by the Borrower.

“Swing Loans” has the meaning assigned to such term in Section 2.1(b).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transfer” (and its correlative “Transferred”) with respect to any property means any direct or indirect actual or constructive sale, transfer, assignment, grant, conveyance, pledge, hypothecation, alienation, loan, lease, issuance, or gift of such property or any interest therein, any direct or indirect actual or constructive lien, security interest, or other security device with respect to such property or any interest therein, any grant of any power of attorney or any proxy with respect to such property or any interest therein, any change of title to or control over such property or any interest therein, any other release or disposition of any kind of such property or any interest therein, or any event, occurrence or circumstance with respect to such property or any interest therein having substantially the same effect as any of the foregoing.

“TUG Pledged Accounts” means (i) the account at Wachovia Bank, National Association, in the name of Stewart & Stevenson TUG, LLC, account number 2000133901838 and (ii) the account at SouthTrust Bank, NA, in the name of Stewart & Stevenson Services D/B/A Stewart & Stevenson TUG, account number 70995347.

“TUG Pledged Assets” means all of S&S TUG’s and the Borrower’s rights, title, interest, claims and privileges in, to and in respect of the following assets: (i) the TUG Pledged Accounts and all amounts on deposit therein, (ii) all other items of value of the Borrower and S&S TUG now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, the TUG Pledged Accounts or any agent, bailee or custodian thereof and (iii) all proceeds of the foregoing.

“TUG Purchaser” means TUG Technologies Corporation, a Delaware corporation, as successor in interest by assignment from TUG Manufacturing Corp., a Delaware corporation.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unfunded Pension Liability” means the excess of the actuarial present value of accumulated plan benefits (within the meaning of Statement of Financial Accounting Standard No. 35) of a Plan over the current value of such Plan’s assets, both determined as of the most recently completed fiscal year of such Plan.

“Unrestricted Subsidiary” means any Subsidiary other than a Restricted Subsidiary.  No Material Subsidiary shall ever be an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then-outstanding principal amount of such Indebtedness; provided, however, that the Weighted Average Life to Maturity of the Indebtedness under this Agreement shall at all times be calculated as if the sum of the outstanding Exposures is equal to the total Commitments and will remain equal to the total Commitments at all times.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.2         Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

SECTION 1.3         Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles.

SECTION 1.4         Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

THE CREDITS

SECTION 2.1         Commitments.  (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans (other than Swing Loans) to the Borrower from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (a) such Lender’s Exposure exceeding such Lender’s Commitment, or (b) the sum of the total Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Loans.  The Loans (other than the Swing Loans) made by each Lender shall be evidenced by a single promissory Note of the Borrower, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender as originally in effect and otherwise duly completed.

(b)           Swing Loans.  In addition to the foregoing, JPMorgan Chase shall from time to time upon the request of the Borrower, and provided that all of the applicable conditions precedent specified in Sections 4.1 and 4.2 have been satisfied, make loans (“Swing Loans”) to the Borrower in an aggregate principal amount not to exceed at any one time outstanding $5,000,000.  The Borrower shall execute and deliver to JPMorgan Chase the Swing Loan Note to evidence the Swing Loans. Swing Loans shall be in amounts that are integral multiples of $1,000,000 and shall, unless otherwise expressly stated in this Agreement, constitute “Loans” for all purposes hereunder, except they shall not be considered a utilization of the Commitment of JPMorgan Chase or any other Lender for purposes of calculating commitment fees hereunder.  Notwithstanding the foregoing sentence, the aggregate amount of all Loans (including all Swing Loans) and L/C Exposures shall not at any time exceed the aggregate of the Commitments.  To request a Swing Loan, the Borrower shall notify the Administrative Agent and JPMorgan Chase of such request by telephone no later than 11:00 a.m., New York City time, on the date of the proposed Swing Loan, and shall confirm promptly by hand delivery or telecopy to the Administrative Agent and JPMorgan Chase a written Borrowing Request signed by the Borrower.  Each request for a Swing Loan shall state the amount of the Swing Loan requested, the date on which such Swing Loan is to be made, which shall be a Business Day, and the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6.  Subject to the terms and conditions of this Agreement, all Swing Loans shall be made as ABR Loans and may be borrowed, prepaid and reborrowed; provided that any and all such Swing Loans then outstanding shall be due and payable in full on the Maturity Date.   At any time, upon the request of JPMorgan Chase or the Borrower, each Lender other than JPMorgan Chase shall, on the third Business Day after such request is made, purchase a participating interest in any one or more Swing Loans made in accordance with the first sentence of this subsection (b) in an amount equal to its Applicable Percentage of such Swing Loans.  Each Lender will immediately transfer to JPMorgan Chase, in immediately available funds, the amount of its participation.  Whenever, at any time after JPMorgan Chase has received from any Lender such Lender’s participating interest in a Swing Loan, JPMorgan Chase receives any payment on account thereof, JPMorgan Chase will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by JPMorgan Chase is required to be returned, such Lender will return to JPMorgan Chase any portion thereof previously distributed by JPMorgan Chase to it.  Each Lender’s obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other rights which such Lender or any other Person may have against JPMorgan Chase or any other Person for any reason whatsoever; (ii) the occurrence or existence of a Default or an Event of Default or the termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Person; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Each Swing Loan, once so participated, shall cease to be a Swing Loan for purposes of this Agreement but shall remain a Loan.

SECTION 2.2         Loans and Borrowings.

(a)           Each Loan (except a Swing Loan) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e). Borrowings of more than one Type may be outstanding at the same time and may be requested at the same time or at different times; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

(d)           Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing, or to elect to convert or continue, any Borrowing into a Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.3         Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i)            the aggregate amount of such Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)                               whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)                                 the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

If no election as to the Type of a Borrowing is specified, the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.4         Letters of Credit.

(a)           General.  Subject to the terms and conditions set forth herein, the Borrower may request from any Issuing Bank the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a Borrowing Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  The preceding sentences of this paragraph shall not apply in the case of the issuance of an Existing Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the total Exposures shall not exceed the total Commitments.  On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender’s Applicable Percentage of the sum of (i) the undrawn amount of such Letter of Credit on such day plus (ii) the amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower on such day with respect to such Letter of Credit.

(c)           Expiration Date.  Each Letter of Credit (except for Existing Letters of Credit) shall expire at the close of business on a date that is on or before 18 months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 18 months after such renewal or extension); provided, however, that any Letter of Credit with an expiry after the date that is 10 Business Days prior to the Maturity Date shall, without notice or demand from the Administrative Agent or any Issuing Bank, be fully cash-collateralized no later than 10 Business Days prior to the Maturity Date in accordance with paragraph (j) of this Section, as if an Event of Default had then occurred and were continuing, and shall remain fully cash-collateralized at all times thereafter until three Business Days after the LC Exposure with respect to such Letter of Credit is zero. The Lenders may, but shall not be obligated to, at any time that required cash collateral has not been provided by the Borrower, deem that the Borrower has requested an ABR Borrowing to cash collateralize any Letter of Credit as required by this Section or by paragraph (j) of this Section, and the Lenders may without further action by the Borrower satisfy such requirement (without regard to the conditions precedent to a Loan, the minimum size of a Loan or other matters) through an ABR Borrowing.

(d)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or the reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Bank for such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with

Section 2.3 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.  The Lenders may, but shall not be obligated to, at any time deem that the Borrower has requested an ABR Borrowing to satisfy any LC Disbursement, and the Lenders may without further action by the Borrower satisfy such LC Disbursement (without regard to the conditions precedent to a Loan, the minimum size of a Loan or other matters) through an ABR Borrowing.  All rights, powers, benefits and privileges of this Agreement and the other Loan Documents with respect to the Loans, all security therefor and guaranties thereof and all restrictions, provisions for repayment or acceleration and all other covenants, warranties, representations and agreements of the Borrower contained in this Agreement with respect to the Loans shall apply to each LC Disbursement.  If the Borrower fails to reimburse an LC Disbursement when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit but which does appear on its face to be in substantial compliance with such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit

(including any document required to make a drawing thereunder), or any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower or any of its Affiliates that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that the Issuing Bank shall be deemed to have exercised care if the Issuing Bank complies with standard practice of financial institutions that regularly issue letters of credit.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, and, so long as it acts in good faith, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)           Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)            Replacement of the Issuing Bank.  Any Issuing Bank may be replaced with another Issuing Bank at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 25% of the total LC Exposure) (through the Administrative Agent) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.1(h) or (i).  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Concurrently with each such deposit, the Borrower shall execute and deliver to the Administrative Agent such control agreements and other agreements as the Administrative Agent shall deem necessary to perfect the security interest of the Administrative Agent in such deposit. Such deposits shall be invested according to the written instructions of the Borrower delivered to the Administrative Agent in Investments of the types described in clauses (a), (b) or (c) of the definition of “Permitted Investments”. Interest and earnings on such investment shall accumulate as part of such cash collateral (but nothing herein shall require the Administrative Agent or any Lender to pay interest on such deposit).  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing greater than 25% of the total LC Exposure), be applied to satisfy other Obligations.  If the Borrower has provided an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.  If the Borrower has provided an amount of cash collateral hereunder as a result of the issuance, renewal or extension of a Letter of Credit so that the expiry of such Letter of Credit is a date that is beyond the date that is 10 Business Days before the Maturity Date, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after the date on which the LC Exposure with respect to such Letter of Credit reaches zero.

(k)           Standards.  Each Letter of Credit shall be subject to either (A)(i) the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (and any subsequent revision thereof approved by a Congress of the International Chamber of Commerce) or (ii) the International Standby Practices 1998, as

appropriate, and (B) to the extent required by the laws of the State of New York, the laws of the State of New York.  Without in any way limiting any of the foregoing, the Borrower and each Lender acknowledges that an Issuing Bank shall have no greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice of Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or the International Standby Practices 1998, as the case may be.

(l)            Increased Costs.   Subject to Section 2.17, if as a result of any change in any Legal Requirement, or the interpretation thereof by any Governmental Authority, or any Change in Law, there shall be imposed, modified or deemed applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Issuing Bank or any other Lender of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by any Issuing Bank or any other Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of the reasonable allocation by such Issuing Bank or such other Lender, as the case may be, among the Issuing Bank and/or the Lenders, of the aggregate of such increases or reductions resulting from such event; the determination of such amount by such Issuing Bank or such other Lender, as the case may be, shall be presumptively correct, absent manifest error), then such Issuing Bank or such other Lender shall notify the Borrower or the Administrative Agent, as the case may be, and upon demand therefor by the Administrative Agent, the Borrower (subject to Section 9.13) shall pay to such Issuing Bank or such other Lender, from time to time as specified by such Issuing Bank or such other Lender through the Administrative Agent, such additional amounts as shall be sufficient to compensate such Issuing Bank or such other Lender for such increased costs or reductions in amount.

(m)          Existing Letters of Credit.  Prior to the date of this Agreement, the Borrower has caused the Existing Letters of Credit to be issued by JPMorgan Chase (formerly known as JPMorgan Chase Bank) on behalf of the Borrower.  The Existing Letters of Credit shall be deemed a utilization of the Commitments and shall constitute Letters of Credit for all purposes of this Agreement (except the payment of fronting fees pursuant to Section 2.10(b)) and the other Loan Documents, and on the date of this Agreement JPMorgan Chase shall be deemed, without further action by any party to this Agreement, to have sold to each Lender, and each Lender shall be deemed, without further action by any party to this Agreement, to have purchased from JPMorgan Chase, a participation, to the extent of such Lender’s Applicable Percentage, in each Existing Letter of Credit and the related LC Exposure.

SECTION 2.5         Funding of Borrowings.

(a)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the

Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.4(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to noon, New York City time, on the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.6         Interest Elections.

(a)           Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section, but subject to the last sentence of Section 2.2(c).  The Borrower may elect different Types and Interest Periods with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)           To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic notice shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of an Interest Election Request signed by the Borrower.

(c)           Each telephonic notice and each Interest Election Request shall specify the following information in compliance with Section 2.2:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such notice or Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing, and (except in the case of a Default under Section 7.1(h) or (i)) the Administrative Agent at the request of the Required Lenders so notifies the Borrower, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing, and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.7         Termination, Reduction and Increase of Commitments.

(a)           Unless previously terminated, the Commitments shall terminate on the last Business Day of the Availability Period.

(b)           The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000, and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9, the sum of the Exposures (including Swing Loans) would exceed the total Commitments.

(c)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d)           Provided that no Default shall have occurred and be continuing, the Borrower shall have the right, without the consent of the Lenders but subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld), to effectuate from time to time an increase in the total of the Commitments by adding to this Agreement one or more commercial banks or other financial institutions approved by the Administrative Agent (who shall meet all criteria for Eligible Assignees and who shall, upon completion of the requirements stated in this paragraph, constitute Lenders hereunder), or by allowing one or more Lenders to increase its Commitment hereunder, so that such added and increased Commitments shall equal the increase in the total of the Commitments effectuated pursuant to this paragraph; provided that (i) no increase in Commitments pursuant to this paragraph shall result in an increase in excess of $50,000,000 in the total of the Commitments, (ii) no Lender’s Commitment shall be increased without the consent of such Lender, and (iii) on the effective date of any such increase in the total of the Commitments, there are no outstanding Eurodollar Loans. The Borrower and each other Loan Party shall execute an amendment to this Agreement, additional Notes and all such other documents as the Administrative Agent may reasonably require to evidence any such increase and such additional or changed Commitments and the admission of additional Persons as Lenders, and each party hereto hereby consents to the amendment of this Agreement to reflect any such increase and such additional or changed Commitments. The Borrower shall give the Administrative Agent three Business Days’ notice of the Borrower’s intention to increase the total of the Commitments pursuant to this paragraph.  Such notice shall specify each new commercial bank or other financial institution, if any, the changes in amounts of Commitments that will result, and such other information as is reasonably requested by the Administrative Agent. Each new commercial bank or other financial institution, and each Lender agreeing to increase its Commitment, shall execute and deliver to the Administrative Agent and the Borrower a document satisfactory to the Administrative Agent and the Borrower pursuant to which it becomes a party hereto or increases such Commitment, as the case may be, which document, in the case of a new commercial bank or other financial institution, shall (among other matters) specify the domestic lending office and Eurodollar lending office of such new commercial bank or other financial institution, and shall deliver to the Administrative Agent an Administrative Questionnaire.  Such documents of the nature referred to in this paragraph shall be furnished to the Administrative Agent in form and substance as may be reasonably required by it. Upon the execution and delivery of such documents, such new commercial bank or financial institution shall constitute a “Lender” under this Agreement with a Commitment as specified therein, or such Lender’s Commitment shall increase as specified therein, as the case may be.

SECTION 2.8         Repayment of Loans; Evidence of Debt.

(a)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date. The Loans shall be evidenced by the Notes.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (iv) amounts remitted to the Lenders.

(d)           The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)           The Swing Loans made by JPMorgan Chase shall be evidenced by the Swing Loan Note.

SECTION 2.9         Prepayment of Loans.

(a)           The Borrower shall have the right at any time and from time to time to prepay, without premium or penalty, any Loan or any Borrowing, in whole or in part, subject to the requirements of this Section and subject to Section 2.14.

(b)           In the event and on such occasion that the sum of the Exposures exceeds the total Commitments, the Borrower shall at once prepay Borrowings or Swing Loans (or, if no Borrowings or Swing Loans are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.4(j)) in an aggregate amount equal to such excess.

(c)           Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d)           The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, and (ii) in the case of prepayment of an ABR Borrowing or a

Swing Loan, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof (or of the Swing Loan) to be prepaid; provided that, if a notice of an optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.7, such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.7.  Promptly following receipt of any such notice relating to a Borrowing or a Swing Loan, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2, and each prepayment of a Swing Loan shall be in an amount that would be permitted in the case of an advance of a Swing Loan under Section 2.1(b), in each case except as may be necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

SECTION 2.10       Fees.

(a)           In consideration of the Commitments, the Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates.  Accrued and unpaid commitment fees shall be due in arrears on the third Business Day following the last day of January, April, July and October of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees with respect to Commitments, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans (other than, with respect to JPMorgan Chase, Swing Loans) and LC Exposure of such Lender.

(b)           The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Margin on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure.  Notwithstanding the preceding sentence, on each day on which an Event of Default shall have occurred and be continuing, the participation fee shall accrue at a rate 2% per annum in excess of the rate otherwise applicable thereto on such day.  The Borrower shall pay to JPMorgan Chase a fronting fee for each Letter of Credit issued by JPMorgan Chase; such fronting fee shall be equal to 1/8 of 1% per annum times the face amount of such Letter of Credit, for the period from and including the date of issuance of each such Letter of Credit to and including the date of expiration or termination thereof.  No fronting fee shall be paid to any other Issuing Bank. The Borrower shall also pay the standard and market fees of such Issuing Bank (whether or not such Issuing Bank is JPMorgan Chase) with respect to the issuance, amendment, transfer, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of January, April, July and October of each year shall be due and payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be due and payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be due and payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.11       Interest.

(a)           The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           Notwithstanding the foregoing but subject to Section 9.13, the Borrower will pay to the Administrative Agent for the account of each Lender (i) on each day on which an Event of Default shall have occurred and be continuing, interest on the outstanding principal balance of all Loans at a rate 2% per annum in excess of the rate otherwise applicable thereto on such day, and (ii) without duplication of any interest that may be due pursuant to the foregoing clause (i), on each day that any principal or any other amount then due hereunder (whether by stated maturity, by acceleration, or otherwise) shall not have been paid, interest on the outstanding principal balance of all Loans at a rate per annum 2% above the Alternate Base Rate in effect for such day.

(d)           Accrued and unpaid interest on each Loan shall be due in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be due on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued and unpaid interest on the principal amount repaid or prepaid shall be due on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued and unpaid interest on such Loan shall be due on the effective date of such conversion, and (iv) all accrued and unpaid interest shall be due on the Maturity Date.

(e)           Subject to Section 9.13, interest based on the Alternate Base Rate (to the extent determined by reference to the Prime Rate) will be computed on the basis of 365 (or 366) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be presumptively correct absent manifest error.

SECTION 2.12       Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be presumptively correct absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

(c)           the Administrative Agent determines that by reason of circumstances affecting the Eurodollar interbank market generally, deposits in dollars in the relevant Eurodollar interbank market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by the Borrower; or

(d)           any Lender notifies the Administrative Agent that by reason of (i) any Change in Law or compliance by such Lender with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority or (ii) circumstances affecting the relevant Eurodollar interbank market or the position of such Lender therein, it becomes unlawful or impracticable in the sole discretion of such Lender for such Lender to (x) honor its obligation to permit the establishment of Eurodollar Loans hereunder or (y) maintain Eurodollar Loans hereunder, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Borrowings may be made to the Lenders that are not affected thereby, and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, the other Type of Borrowings shall be permitted.  In the case of a notice given by a Lender pursuant to Section 2.12(d)(y), if such Lender in its sole discretion deems any such action necessary so that the circumstances giving rise to such notice no longer exist with respect to such Lender, the Borrower shall on demand by such Lender do one or more of the following, as the Borrower may elect: (x) repay its outstanding Eurodollar Loans from such Lender, (y) provided that all of the conditions of Section 9.4(b) are satisfied, transfer such Loans to other Lenders not so affected who are willing to accept such transfer, or (z) convert such Loans to ABR Loans.

SECTION 2.13       Increased Costs.

(a)           If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)           impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then, subject to Section 9.13, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then, subject to Section 9.13, from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or the Issuing Bank setting forth the calculation or basis of the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be presumptively correct absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14       Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.9(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.12 or Section 2.17, then, in any such event, subject to Section 9.13, the Borrower shall compensate each Lender for its loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the calculation of such amount or amounts in reasonable detail shall be delivered to the Borrower and shall be presumptively correct absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.15       Taxes.

(a)           Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by such Lender or such Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of such Lender or such Issuing Bank, shall be presumptively correct absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)         Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f)          Any Lender receiving a refund of Taxes pursuant to this Section with respect to which the Borrower shall have paid an additional amount pursuant to this Section shall promptly pay over such additional amount to the Borrower.

SECTION 2.16       Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.1(b), 2.13, 2.14 or 2.15, or otherwise) at or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein, which payments shall be made to the Issuing Banks at its address then in effect under this Agreement, and except that payments pursuant to Section 2.1(b), 2.13, 2.14, 2.15 and 9.3 shall be made directly to the Persons entitled thereto at their respective addresses then in effect under this Agreement, and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (unless the result of such extension of time would be to extend the date of such payment into another calendar month or beyond the Maturity Date, and in either such event such payment shall be made on the Business Day immediately preceding the day on which such payment would otherwise have been due), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)           Except to the extent otherwise provided herein, (a) each Borrowing from the Lenders, each payment of commitment fees and other fees and each termination or reduction of the Commitments shall be made pro rata according to the Lenders’ respective Commitments; and (b) each payment by the Borrower of principal of or interest on Loans (other than Swing Loans, which shall be paid directly to JPMorgan Chase) of a particular Type shall be made to the Administrative Agent for the account of the Lenders pro rata according to the Lenders’ respective Commitments.

(d)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (other than Swing Loans) or participations in LC Disbursements resulting in such Lender’s receiving payment of a greater proportion of the aggregate amount of its Loans (other than Swing Loans) and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Banks, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d) or (e), 2.5(b), 2.16(d) or 9.3(c), the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.17       Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender or Issuing Bank requests compensation under Section 2.4(l) or Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or Issuing Bank or to any Governmental Authority for the account of any Lender or the Issuing Bank pursuant to Section 2.15, or if a Lender notifies the Administrative Agent under Section 2.12(d), such Lender or such Issuing Bank, as the case may be, shall use reasonable efforts to designate a different lending office for funding or booking its Loans and Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.4(l), 2.13 or 2.15, as the case may be, or alleviate the effects causing such notice to be given under Section 2.12(d), in the future and (ii) would not subject such Lender or such Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Bank.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender notifies the Administrative Agent under Section 2.12(d), or if any Lender defaults in its obligation to fund Loans hereunder, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (which the Administrative Agent not unreasonably withhold) and the Principal Issuing Banks (whose consent shall not unreasonably be withheld), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued and unpaid interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply and such Lender neither received nor continues to claim such compensation or payment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, each Issuing Bank and the Lenders to enter into this Agreement and to extend credit under it, the Borrower represents and warrants to each of them that:

SECTION 3.1         Organization; Powers.  Each of the Borrower and each Restricted Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.2         Authorization; Enforceability.  The execution, delivery and performance of the Loan Documents by each Loan Party and the consummation of the transactions described therein are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder, member or partner action.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.3         Governmental Approvals; No Conflicts.  Neither the execution, the delivery, or the performance by any Loan Party of this Agreement or any other Loan Document, nor the consummation by any Loan Party of the transactions described herein or therein, (a) requires any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (b) will violate any applicable Legal Requirement or any Organizational Document of the Borrower or any other Loan Party or any order of any Governmental Authority, (c) will violate, breach or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Restricted Subsidiary or any assets of the Borrower or any Restricted Subsidiary, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiary, which, in each case or collectively, could reasonably be expected to have a Materially Adverse Effect, or (d) will result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary.

SECTION 3.4         Financial Condition; No Material Adverse Effect.

(a)           The Borrower has heretofore furnished to the Lenders its audited consolidated (and unaudited consolidating) balance sheet and statements of operations and stockholders equity, and its audited consolidated statement of cash flows (i) as of and for each of the fiscal years ended January 31, 2004 and January 31, 2003, all such audited statements reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended October 30, 2004, unaudited but certified by a Financial Officer.  Such financial statements present fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied throughout the periods involved, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)           The most recent consolidated and consolidating balance sheet and statements of operations and stockholders equity and consolidated statement of cash flows, together with the respective notes thereto, delivered to each of the Lenders in accordance with the provisions of Section 5.1(a) or (b), as the case may be, present fairly, in all material respects, the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof and the results of operations and cash flows of the Borrower and its consolidated Subsidiaries for the period then ended in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of statements referred to in Section 5.1(b).

(c)           Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, none of the Borrower or any Restricted Subsidiary has any material contingent liabilities, unusual long-term commitments or unrealized losses.

(d)           Since January 31, 2004, there has occurred no change, event, circumstance or condition in or with respect to the business, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any Restricted Subsidiary which, individually or in the aggregate with all other such changes, events, circumstances and conditions occurring since January 31, 2004, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.5         Properties.

(a)           Each of the Borrower and each of its Restricted Subsidiaries has good and sufficient title to, or valid leasehold interests in, all its real and personal property material to its business, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.1(a) or purported to have been acquired by the Borrower or any Restricted Subsidiary after that date (except as subsequently sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except where failure to have such title or interests, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  All material leases are valid and subsisting and are in full force and effect.

(b)           Each of the Borrower and each of its Restricted Subsidiaries owns, or is licensed (or otherwise has full legal right) to use, all trademarks, trade names, service marks, copyrights, franchises, patents and other intellectual property material to its business, without conflict with the rights of any other Person with respect thereto, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part, component or other material employed or contemplated to be employed by the Borrower or any Restricted Subsidiary infringes upon any rights of any other Person, no claim or litigation regarding any of the foregoing is pending, or, to the actual knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the actual knowledge of the Borrower, proposed, which, in either case, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(c)           Margin stock does not constitute more than 5% of the value of the consolidated assets of the Borrower and its Restricted Subsidiaries, and the Borrower does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, “margin stock” has the meaning assigned to such term in Regulation U of the Board.

SECTION 3.6         Litigation and Environmental Matters.

(a)           Except as disclosed on Schedule 3.6, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or any of the Financing Transactions.

(b)           Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) has become subject to any Environmental Liability, (iii) has received notice of any Environmental Claim, or (iv) knows of any basis for any Environmental Liability.

(c)           Except as may be disclosed to the Administrative Agent in a written update to the Disclosed Matters, since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.7         Compliance with Laws and Agreements.

(a)           Each of the Borrower and each of its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

(b)           Neither the Borrower nor any Restricted Subsidiary is a party to any contract or agreement which could reasonably be expected to result in a Material Adverse Effect.

(c)           The Borrower and its Restricted Subsidiaries are and have been in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or Environmental Permit, except where failure to be in compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The Borrower and its Restricted Subsidiaries (i) have obtained and maintained in effect all Environmental Permits, the failure to obtain which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) along with their property or any other facility operated, leased, managed or controlled by any of them are not and have not been subject to nor is there any basis for any (A) Environmental Claims or (B) Environmental Liabilities arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which, individually or in the aggregate, could reasonably be expected to have (or which within the past five years has had) a Material Adverse Effect, and (iii) have not received individually or collectively any notice of any violation or alleged violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective property or any other facility operated, leased, managed or controlled by any of them which, individually or in the aggregate, could reasonably be expected to have (or which within the past five years has had) a Material Adverse Effect. None of the off-site locations where Hazardous Substances generated from or in connection with any property, facility or operations of the Borrower or any Restricted Subsidiary have been stored, treated, recycled, disposed of or released has been nominated or identified as a facility which is subject to an existing or potential claim under Environmental Laws for which the Borrower or any Restricted Subsidiary could reasonably be expected to have liability which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.  The Borrower is not aware of any requirement of Environmental Laws that will require future compliance costs or capital expenditures on the part of the Borrower or any Restricted Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which the Borrower or any Restricted Subsidiary has agreed to, assumed or retained, by contract or otherwise, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

SECTION 3.8         Investment Company Act; Public Utility Holding Company Act; Federal Power Act.  Neither the Borrower nor any Restricted Subsidiary (a) is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or directly or indirectly controlling or controlled by or acting on behalf of any Person which is an “investment company”, within the meaning of said Act; (b) is a “public-utility company”, or an “affiliate” or a “subsidiary company” of a “public-utility company”, or a “holding company”, or an “affiliate” or a “subsidiary company” of a “holding company” or of a “subsidiary company” of a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (c) is a “public utility” as such term is defined in the Federal Power Act, as amended.

SECTION 3.9         Taxes.  Each of the Borrower and each Restricted Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so has not, individually or in the aggregate, resulted and could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10       ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability has occurred or is reasonably expected to occur, has resulted in or could reasonably be expected to result in a Material Adverse Effect.  The aggregate Unfunded Pension Liability of all Plans does not exceed $30,000,000.

SECTION 3.11       Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any Restricted Subsidiary is subject, and all other matters known to any of them, that, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect.  None of the reports, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  None of the financial statements furnished by or on behalf of the Borrower to the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder fails to present fairly, in all material respects, the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof and the results of operations and cash flows of the Borrower and its consolidated Subsidiaries for the period then ended in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of statements referred to in Section 5.1(b).

SECTION 3.12       Subsidiaries.  Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Restricted Subsidiary or a Subsidiary Loan Party, in each case as of the Effective Date.  All of the outstanding shares of capital stock or other Equity Interests of each Subsidiary shown on Schedule 3.12 as being owned by the Borrower or a Restricted Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Restricted Subsidiary free and clear of any Lien.  Each Subsidiary identified in Schedule 3.12 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

SECTION 3.13       Insurance.  The Borrower and each Restricted Subsidiary carries insurance with reputable insurers in respect of such of its property, in such amounts and against such risks as is prudent in light of the size and nature of the businesses in which it is engaged. All premiums in respect of such insurance have been paid.

SECTION 3.14       Labor Matters.  There are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary in effect, pending or, to the knowledge of the Borrower, threatened, which individually or collectively could reasonably be expected to have a Material Adverse Effect.  The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  All payments due from the Borrower or any Restricted Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary.  The consummation of the Financing Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is a party or by which the Borrower or any Restricted Subsidiary is bound.

SECTION 3.15       Solvency.  Immediately following the making of each Loan and each other extension of credit under this Agreement and after giving effect to the application of the proceeds thereof, (a) the fair value of the assets of (i) the Borrower, and (ii) the Loan Parties taken as a whole, in each case of (i) and (ii) at a fair valuation, will exceed the debts and liabilities of (x) the Borrower and (y) the Loan Parties taken as a whole, as the case may be, whether such debts and liabilities be subordinated, contingent or otherwise; (b) the present fair saleable value of the property of (i) the Borrower and (ii) the Loan Parties, taken as a whole, will, in each case of (i) and (ii), be greater than the amount that will be required to pay the probable liability of the debts and other liabilities of (x) the Borrower or (y) the Loan Parties taken as a whole, as the case may be, whether such debts and liabilities subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of (i) the Borrower, and (ii) the Loan Parties, taken as a whole, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) neither (i) the Borrower nor (ii) the Loan Parties, taken as a whole, will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the date of such Loan or other extension of credit under this Agreement.

SECTION 3.16       Representations True.  No representation or warranty contained in any Loan Document and no statement contained in any certificate, schedule, financial statement or other papers furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any other Loan Party contains—or will contain—any untrue statement of material fact, or omits—or will omit—to state a material fact necessary to make the statements contained therein not misleading.

SECTION 3.17       No Offering.  Neither the Borrower nor any agent acting for it has offered the Loans or any similar obligation of the Borrower for sale to or solicited any offers to buy the Loans or any similar obligations of the Borrower from any Person other than Lenders, and the Borrower will take no action which would subject the Financing Transactions to the provisions of Section 5 of the Securities Act of 1933, as amended, or any applicable state securities law.

SECTION 3.18       Foreign Assets Control Regulations, etc.  The Financing Transactions do not and will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any enabling legislation or executive order relating thereto.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1         Effective Date.  Neither this Agreement nor the obligations of the Lenders to make Loans (including the obligation of JPMorgan Chase to make Swing Loans) or of any Issuing Bank to issue Letters of Credit hereunder shall become effective until the date on which each of the following conditions precedent is satisfied (or waived in accordance with Section 9.2):

(a)           The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)           The Administrative Agent (or its counsel) shall have received a Note for each Lender, in an original face amount equal to the amount of such Lender’s original Commitment, executed by the Borrower, and, in the case of a Swing Loan, the Swing Loan Note, in the original face amount of $5,000,000 executed by Borrower and payable to the order of JPMorgan Chase.

(c)           The Administrative Agent (or its counsel) shall have received an executed Guaranty from each Material Subsidiary.

(d)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence, qualification and good standing of the Borrower, the Restricted Subsidiaries, and each other Loan Party, the authorization by the Loan Parties of the Financing Transactions and any other similar legal matters relating to the Borrower, the Restricted Subsidiaries, this Agreement or the Financing Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)           The Borrower shall have delivered to the Administrative Agent a certificate in respect of the name and signature of each officer of the Borrower and each other

Loan Party who (i) is authorized to sign on its behalf this Agreement and the other Loan Documents to which the Borrower or such Loan Party is a party, and (ii) will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the other Loan Documents. The Administrative Agent, each Issuing Bank, and each Lender may conclusively rely on such certificates until they receive notice in writing from the Borrower to the contrary.

(f)            The Administrative Agent shall have received the written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Fulbright & Jaworski, L.L.P., special counsel to the Borrower, substantially in the form of Exhibit C-1, and (ii) William Moll, Senior Counsel to the Borrower, substantially in the form of Exhibit C-2.  The Borrower hereby requests such counsel to deliver such opinions.

(g)           The Administrative Agent shall have received evidence satisfactory to it in its discretion that all authorizations, approvals and consents of, and all filings and registrations with, all Governmental Authorities, the holders of the notes issued pursuant to the Note Purchase Agreement (if necessary), and each other Person, if any, required, or, in the discretion of the Administrative Agent, advisable (i) in connection with the Financing Transactions, or (ii) for or in connection with the continuing operations of the Borrower and the Restricted Subsidiaries, have been received and remain in full force and effect.

(h)           The Administrative Agent shall have received the financial statements of the Borrower and its Subsidiaries described in Section 3.4(a).

(i)            The Administrative Agent shall have received a copy of the Note Purchase Agreement, as currently in effect, certified as true and correct by the Assistant Secretary of the Borrower.

(j)            The Administrative Agent shall have received such other documents consistent with the terms of this Agreement and relating to the Financing Transactions as the Administrative Agent may reasonably request.

(k)           The representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents and of the other Loan Parties set forth in the other Loan Documents shall be true and correct on and as of the Effective Date; no Default shall have occurred and be continuing; and the Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming the foregoing.

(l)            The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

All provisions and payments required by this Section are subject to the provisions of Section 9.13.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans (and of JPMorgan Chase to make Swing Loans)  and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 3:00 p.m., New York City time, on January 31, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.2         Each Credit Event.  The obligation of each Lender to make a make a Loan, the obligation of JPMorgan Chase to make any Swing Loan, and the obligation of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions precedent:

(a)           All representations and warranties of each Loan Party set forth in the Loan Documents (including the representations and warranties in Sections 3.4(d) and 3.6) shall be true and correct in all material respects on and as of the date of, and after giving effect to, such Borrowing, such Swing Loan, or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than representations and warranties made only as of specific dates, which shall be true and correct as of such dates).

(b)           At the time of and immediately after giving effect to such Borrowing, such Swing Loan, or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)           The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request; in the case of a Swing Loan, JPMorgan Chase shall have received a request for such Loan; and, in the case of a Letter of Credit, the Administrative Agent and the applicable Issuing Bank shall have received a Borrowing Request and, to the extent required by such Issuing Bank, an application for letter of credit in accordance with Section 2.4(b).

(d)           The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit shall not be prohibited by, or subject the Administrative Agent, the applicable Issuing Bank, or any Lender to any penalty under, any applicable Legal Requirement.

Each Borrowing, each Swing Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all other Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated, the Borrower covenants and agrees with the Lenders, each Issuing Bank and the Administrative Agent that:

SECTION 5.1         Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)           as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating balance sheet and related audited consolidated and unaudited consolidating statements of operations and stockholders’ equity and the audited consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such year, including all notes thereto, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all such audited statements to be reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries at the dates indicated and the results of operations of the Borrower and its consolidated Subsidiaries for the periods indicated in accordance with GAAP consistently applied, and that the examination of such accountants in connection with such financial statements has been made in accordance with Generally Accepting Auditing Standards then in effect promulgated by the American Institute of Certified Public Accountants and the standards of the Public Company Accounting Oversight Board then in effect, and that such audit provides a reasonable basis for such opinion in the circumstances;

(b)           as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated and consolidating balance sheet and related consolidated and consolidating statements of operations and stockholders’ equity and the consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all in reasonable detail and unaudited but certified by one of its Financial Officers as presenting fairly in all material respects the consolidated and consolidating financial condition of the Borrower and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)           concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.13, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 3.4 during the immediately preceding fiscal year and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)           (x) if at the end of any fiscal year, or any quarter of any fiscal year, the total assets of all Unrestricted Subsidiaries as a group, determined in accordance with GAAP, equals or exceeds 10% of the total consolidated assets of the Borrower and its consolidated Subsidiaries at such date determined in accordance with GAAP, or (y) if for any fiscal year, or any quarter of any fiscal year, the Unrestricted Subsidiaries as a group contribute 10% or more of the total consolidated revenues of the Borrower and its consolidated Subsidiaries for such fiscal year or quarter, as the case may be, then the Borrower shall furnish to the Administrative Agent and each of the Lenders, as soon as available and in any event within 120 days after the end of such fiscal year, or 60 days after the end of such fiscal quarter, as the case may be, the financial statements required by subsection (a) or (b), above, as the case may be, setting forth for the Borrower and the Restricted Subsidiaries at the end of and for such fiscal year or quarter, as the case may be, (i) as to each account affected thereby, all eliminating entries for the Unrestricted Subsidiaries as a group, (ii) the resulting consolidating figures for the Borrower and the Restricted Subsidiaries as a group, and (iii) the EBITDA for the Borrower and the Restricted Subsidiaries as a group for such period.

(e)           promptly upon the request of the Administrative Agent or any Lender at any time, a copy of the then-most-recent financial projections for the Borrower and its Subsidiaries for the longest period available, but in any event for not less than three years, setting forth the assumptions used for purposes of preparing such projections;

(f)            promptly after the same become publicly available, copies of all registration statements, prospectuses, periodic and other reports, proxy statements and other materials (other than registration statements on Form S-8 and annual reports on Form 11-K) filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(g)           promptly following the execution of any amendment, modification, supplement or restatement of or to the Note Purchase Agreement, a copy thereof; and

(h)           promptly following any request therefor, such other data and information regarding the business, operations, affairs, financial condition, assets or properties of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may from time to time reasonably request.

Each delivery of a financial statement pursuant to this Section shall constitute republication of representations and warranties set forth in Article III.

SECTION 5.2         Notices of Material Events.  The Borrower shall notify the Administrative Agent as soon as practical, and in any event within five Business Days, after an executive officer or a Financial Officer of the Borrower acquires knowledge of the occurrence of, or if the Borrower or any Restricted Subsidiary causes or intends to cause, as the case may be: (i) the filing or commencement of any action, suit or proceeding, or the assertion of any claim as a counterclaim, by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Restricted Subsidiary that, individually or in the aggregate, has resulted in, or, if adversely determined, individually or in the aggregate could reasonably be expected to result in, a Material Adverse Effect; (ii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, has resulted or could reasonably be expected to result in liability of the Borrower and its Restricted Subsidiaries in an aggregate amount exceeding $5,000,000; (iii) any Event of Default or any Default; or (iv) any other event or development that, individually or in the aggregate with all other events and developments, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.  Each notice delivered under this Section shall be accompanied by a certificate of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.  The Administrative Agent shall send a copy of each notice it receives under this Section to each Lender promptly upon receipt.

SECTION 5.3         Taxes.  The Borrower shall (and shall cause each Restricted Subsidiary to) at all times file all income tax or similar Tax returns required to be filed in any jurisdiction and to pay when due all Taxes upon it or against its income, profits or property other than (a) Taxes the amount, applicability or validity thereof is contested by the Borrower or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or such Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Subsidiary or (b) Taxes the failure to pay which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.4         Existence; Conduct of Business.  The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3.

SECTION 5.5         Payment of Obligations.  The Borrower will, and will cause each Restricted Subsidiary to, pay its Indebtedness and other obligations before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has established on its books adequate reserves therefor in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, and (d) the failure to make payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.6         Maintenance of Properties.  The Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.7         Insurance.  The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in respect of such of its property, in such amounts and against such risks as is prudent in light of the size and nature of the businesses in which it is engaged.  The Borrower will furnish to each

Lender, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.8         Books and Records; Inspection and Audit Rights.  The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower shall (and shall cause each Restricted Subsidiary to) permit each Lender upon reasonable advance notice to inspect its properties, to examine and make extracts from its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times during normal business hours and at such intervals and to such extent as such Lender may reasonably desire.

SECTION 5.9         Compliance with Laws.  The Borrower will, and will cause each Restricted Subsidiary to, comply with all Legal Requirements of any Governmental Authority applicable to it or its property, including all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10       Use of Proceeds and Letters of Credit.  The proceeds of the Loans and the Letters of Credit will be used for general corporate purposes and working capital for the Borrower and its Restricted Subsidiaries in the ordinary course of business. No part of the proceeds of any Loan (and no Letter of Credit) will be used, whether directly or indirectly, to purchase or carry any margin stock, to repay or otherwise refinance indebtedness of any Borrower or any Subsidiary incurred to purchase or carry any margin stock, to extend credit for the purpose of purchasing or carrying any margin stock, or for any other purpose which would make any extension of credit in connection with this Agreement a “purpose credit” within the meaning of Regulation U of the Board, or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.  Letters of Credit will be issued only to support general corporate purposes of the Borrower and its Restricted Subsidiaries.  None of the proceeds of Loans shall be used for financing, funding, or completing the hostile acquisition of any publicly-traded Person.

SECTION 5.11       Additional Subsidiaries.  The Borrower will notify the Administrative Agent promptly upon (i) the time the Borrower knows or in the exercise of reasonable diligence should have known that a Subsidiary has become a Material Subsidiary, or (ii) the acquisition or formation by the Borrower of a Subsidiary that is or thereby becomes a Material Subsidiary (or of a Person that would be a Material Subsidiary, had such Person been a Subsidiary at the effective date of the most recent quarterly or annual financial statements of the Borrower and such Person), and will, unless such Subsidiary is a Foreign Subsidiary, cause such Subsidiary to execute and deliver to the Administrative Agent and the Lenders, within three Business Days after such Subsidiary is formed or acquired, a Guaranty, together with supporting resolutions and such other corporate certificates and documentation as the Administrative Agent may reasonably require.

SECTION 5.12       Further Assurances.  The Borrower shall promptly execute and deliver (or cause to be executed and delivered), at the Borrower’s expense, any and all other and further instruments which may be requested by the Administrative Agent, or any Lender or any Issuing Bank through the Administrative Agent, to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the agreements and undertakings set forth in the Loan Documents.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all other Obligations have been paid in full and all Letters of Credit have expired or terminated, the Borrower covenants and agrees with the Lenders, each Issuing Bank and the Administrative Agent that:

SECTION 6.1         Indebtedness.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)           Indebtedness created under the Loan Documents;

(b)           Indebtedness existing on the date hereof and set forth in Schedule 6.1 and extensions, renewals and replacements of any such Indebtedness that do not at the time of such extension, renewal or replacement increase the outstanding principal amount thereof or result in an earlier maturity date or decreased Weighted Average Life to Maturity thereof;

(c)           Indebtedness (other than Intercompany Debits and Credits, which are addressed in subsection (l) below) of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that Indebtedness of the Borrower or any Subsidiary Loan Party to any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.5;

(d)           Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.5; and provided further, that the aggregate amount of Indebtedness permitted by this clause (d) shall not, together with all Indebtedness permitted by clause (e) below, exceed $15,000,000 at any time outstanding;

(e)           contingent Indebtedness, including contingent obligations as an account party in respect of letters of credit (other than the Letters of Credit) and letters of guaranty and in respect of bankers’ acceptances, provided that the aggregate amount of Indebtedness permitted by this clause (e) shall not, together with all Indebtedness permitted by clause (d) above, exceed $15,000,000 at any time outstanding;

(f)            money market lines, provided that the aggregate amount of Indebtedness at any time outstanding thereunder shall not exceed $25,000,000;

(g)           Indebtedness of Foreign Subsidiaries, provided that the aggregate amount of such Indebtedness at any time outstanding shall not exceed $10,000,000;

(h)           Floor Plan Financing, which, if secured, shall be secured only by an interest in the inventory to be purchased and the proceeds from the sale of inventory purchased with such financing and to be repaid solely from the proceeds of the sale of such inventory; provided that the aggregate principal amount of Indebtedness permitted by this clause (h) shall not, together with all Indebtedness outstanding pursuant to clauses (i) and (j) below, exceed $35,000,000 at any time outstanding;

(i)            purchase money Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement after the Effective Date of any assets, including assets subject to Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that at the time thereof do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased Weighted Average Life to Maturity thereof; provided that (A) such Indebtedness is incurred before or within 90 days after such acquisition or the completion of such construction or improvement, and (B) the aggregate principal amount of Indebtedness permitted by this clause (i)  (x) shall not exceed 100% of the lesser of (i) the cost of acquiring, constructing or improving such assets or (ii) the fair market value thereof at the time of the incurrence of such Indebtedness, and (y) shall not, together with all Indebtedness outstanding pursuant to clause (h) above and clause (j) below, exceed $35,000,000 at any time outstanding;

(j)            Indebtedness of any Person that becomes a Restricted Subsidiary after the Effective Date, and Indebtedness assumed in connection with the acquisition of assets by the Borrower or any Restricted Subsidiary after the Effective Date, and, in each case, extensions, renewals and replacements thereof that do not at the time of such extension, renewal or replacement increase the outstanding principal amount thereof or result in an earlier maturity date or decreased Weighted Average Life to Maturity thereof; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary or such assets are acquired, as the case may be, and is not created in contemplation of or in connection with such Person’s becoming a Restricted Subsidiary or such assets’ being acquired, as the case may be, and (B) the aggregate principal amount of Indebtedness permitted by this clause (j) shall not, together with all Indebtedness outstanding pursuant to clauses (h) and (i) above, exceed $35,000,000 at any time outstanding;

(k)           Indebtedness of the Borrower and S&S Tug pursuant to the Asset Purchase Agreement and the documents provided for therein with respect to the payments required to be made into and from the TUG Pledged Accounts pursuant to the Asset Purchase Agreement; provided, that the obligation of the Borrower and the Restricted Subsidiaries to make such payments shall be limited to payments received into the TUG Pledged Accounts;

(l)            unsecured Intercompany Debits and Credits, provided that the aggregate amount of such Intercompany Debits and Credits permitted by this clause (l) to Subsidiaries other than Loan Parties shall not exceed $15,000,000 in the aggregate during the term of this Agreement; and

(m)          other unsecured Indebtedness that (i) has a stated maturity later than the Maturity Date and a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Loans and (ii) is subject to covenants and Events of Default no more restrictive on the obligor than the covenants and Events of Default set forth in the Loan Documents; provided that the aggregate principal amount of Indebtedness of the Restricted Subsidiaries permitted by this clause (m) shall not exceed $10,000,000 at any time outstanding.

SECTION 6.2         Liens.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Liens created under the Loan Documents;

(b)           Permitted Encumbrances;

(c)           any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date of this Agreement and set forth in Schedule 6.2; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary, and (ii) such Lien shall secure only those obligations which it secured on the date of this Agreement and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased Weighted Average Life to Maturity thereof;

(d)           Liens securing Indebtedness of a Restricted Subsidiary to the Borrower or to a Subsidiary Loan Party;

(e)           any Lien existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Effective Date prior to the time such Person becomes a Restricted Subsidiary, or on any property or asset acquired after the Effective Date prior to the time such property or asset is acquired; provided that (A) such Lien exists at the time such Person becomes a Restricted Subsidiary or at the time such property or asset is acquired and is not created or modified in contemplation of or in connection with such Person’s becoming a Restricted Subsidiary or such assets’ being acquired, (B) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary, and (C) such Lien shall secure only Indebtedness permitted by clause (j) of Section 6.1; and provided further, that the aggregate amount of Indebtedness secured by Liens permitted by this clause (e) shall not, together with all Indebtedness secured by Liens permitted by clauses (f) and (g) below, exceed $35,000,000 at any time outstanding;

(f)            purchase money Liens on assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary after the Effective Date; provided that (A) such Liens secure only Indebtedness permitted by clause (i) of Section 6.1, (B) such Liens and the Indebtedness secured thereby are incurred before or within 90 days after such acquisition or the completion of such construction or improvement, and (C) such Liens attach only to the assets so acquired, constructed or improved and any proceeds thereof; and provided, further that the aggregate amount of Indebtedness secured by Liens permitted by this clause (f) shall not, together with all Indebtedness secured by Liens permitted by clause (e) above and clause (g) below, exceed $35,000,000 at any time outstanding;

(g)           Liens securing Indebtedness permitted by clause (h) of Section 6.1; provided that such Liens attach only to the inventory financed and proceeds thereof; and provided further, that the aggregate amount of Indebtedness secured by Liens permitted by this clause (g) shall not, together with all Indebtedness secured by Liens permitted by clauses (e) and (f) above, exceed $35,000,000 at any time outstanding;

(h)           Liens securing Indebtedness permitted by clause (d) or clause (e) of Section 6.1;

(i)            customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code (as in effect from time to time in the relevant jurisdiction) of banks or other financial institutions where the Borrower or any Restricted Subsidiary maintains deposits in the ordinary course of business; and

(j)            any interest of a lessor of property subject to a Capitalized Lease Obligation in the property so leased;

(k)           Liens on the TUG Pledged Assets pursuant to the Asset Purchase Agreement and the documents provided for therein solely to secure the obligations described in Section 6.1(k); and

(l)            Liens (other than Liens on Equity Interests of the Borrower or a Restricted Subsidiary) not otherwise permitted by clauses (a) through (k) above incurred after the date of this Agreement to secure Indebtedness, provided that the aggregate amount of Indebtedness so secured shall not exceed $20,000,000 at any time outstanding.

SECTION 6.3         Fundamental Changes.

(a)           The Borrower will not merge or consolidate with any other Person, or permit any Restricted Subsidiary to merge or consolidate with any other Person, or to liquidate or dissolve, or permit any other Person to merge or consolidate with the Borrower, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing,

(i)            any Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation,

(ii)           any Person may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party, and

(iii)          any Restricted Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Board of Directors of the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

provided that any such merger involving a Person that is not a Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.5.  If, as a result of any such merger or consolidation, property of the Borrower or any Restricted Subsidiary would become subject to a Lien not permitted by Section 6.2, the Borrower or such Restricted Subsidiary, as the case may be, shall take such action as shall be necessary effectively to secure the Obligations equally and ratably with (or prior to) all Indebtedness secured thereby.

(b)           The Borrower will not, and will not permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(c)           The Borrower will not change its fiscal year; provided, however, that the Borrower may change its fiscal year to a fiscal year ending December 31.

SECTION 6.4         Asset Sales.  The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale, including any Asset Sale involving an Equity Interest in a Restricted Subsidiary, except to a Loan Party, and except:

(a)           Asset Sales to the Borrower or (other than sales of Equity Interests in a Restricted Subsidiary) to a Restricted Subsidiary; provided that any Asset Sale to a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.9;

(b)           Permitted Asset Sales;

(c)           Asset Sales that are not permitted by clause (a) or clause (b) above; provided that after giving effect to such Transfer the aggregate net book value of

(x)            all assets of the Borrower and all Restricted Subsidiaries Transferred during the period of 12 consecutive months immediately preceding such Transfer, plus

(y)           with respect to each Restricted Subsidiary the Equity Interests in which shall have been Transferred during such 12-month period, that portion of the assets of such Restricted Subsidiary obtained by multiplying the total assets of such Restricted Subsidiary at the time of such Transfer times a fraction, the numerator of which is the aggregate amount of Equity Interests in such Restricted

Subsidiary so Transferred and the denominator of which is the aggregate amount of all Equity Interests of such Restricted Subsidiary at the time of such Transfer which are Transferred in reliance upon this clause (c) shall not exceed in the aggregate in any one fiscal year of the Borrower an amount equal to 10% of the Consolidated Net Tangible Assets of the Borrower and the Restricted Subsidiaries at the end of the immediately preceding fiscal year, as set forth on the financial statements most recently delivered pursuant to Section 5.1(a); provided further that at the time of such Transfer and after giving effect thereto, there existed and exists no Default; and provided further that all Asset Sales permitted by this clause (c) shall be made for fair value.

Notwithstanding the foregoing, the Borrower may, or may permit a Restricted Subsidiary to, make a Transfer and the assets subject to such Transfer shall not be subject to or included in the limitation and computation prescribed by the first sentence of clause (c) above to the extent the net proceeds from such Transfer are within 180 days after such Transfer reinvested in productive assets of the Borrower or a Restricted Subsidiary of at least equivalent value; provided further, however, that proceeds of a Transfer by the Borrower or any Subsidiary Loan Party that are reinvested in assets of a Restricted Subsidiary that is not a Loan Party shall be subject to and included in such limitation and computation.

SECTION 6.5         Investments.  The Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to exist any Investment in any other Person, except:

(a)           Permitted Investments;

(b)           Investments existing on the date of this Agreement and set forth on Schedule 6.5;

(c)           Investments by the Borrower and its Restricted Subsidiaries in Equity Interests in their respective Subsidiaries; provided that the aggregate amount of Investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of the Indebtedness of, Subsidiaries that are not Loan Parties (including all such Investments existing on the Effective Date), together with all Investments permitted by clauses (d) and (e) below, shall not exceed $30,000,000 at any time outstanding;

(d)           loans or advances made by the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that the aggregate principal amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e)           Guarantees constituting Indebtedness permitted by Section 6.1; provided that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by Loan Parties shall be subject to the limitation set forth in clause (c) above; and provided further that the Borrower will not permit any Restricted

Subsidiary that is not a Loan Party to Guarantee the payment of any Indebtedness of the Borrower unless (i) such Restricted Subsidiary simultaneously executes and delivers to the Administrative Agent a Guaranty of the Obligations by such Restricted Subsidiary, and (ii) such Restricted Subsidiary waives and agrees not in any manner whatsoever to claim or take advantage of any right of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guaranty until such time as the obligations Guaranteed thereby are paid in full;

(f)            Investments received in connection with the bankruptcy or reorganization of, the settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g)           capital stock of the Borrower acquired in transactions in compliance with Section 6.8; and

(h)           other Investments not to exceed $15,000,000 at any time outstanding.

SECTION 6.6         Sale and Leaseback Transactions.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, that the Borrower and the Restricted Subsidiaries may enter into any one or more such transactions which shall not, individually or in the aggregate with all other such transactions, exceed in the aggregate in any one fiscal year of the Borrower an amount equal to 10% of Consolidated Net Tangible Assets of the Borrower and the Restricted Subsidiaries at the end of the immediately preceding fiscal year, as set forth on the financial statements most recently delivered pursuant to Section 5.1(a); provided further that, at the time thereof and after giving effect thereto, there existed and exists no Default.

SECTION 6.7         Hedging Agreements.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedging Agreement, other than in the ordinary course of business to hedge or mitigate risks to which the Borrower or such Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

SECTION 6.8         Restricted Payments; Certain Payments of Indebtedness.

(a)           The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) provided that no Default has occurred and is continuing, the Borrower may declare and pay cash dividends to the extent the Borrower may do so without violating Section 6.13; (ii) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (iii) Restricted Subsidiaries may declare and pay dividends and other distributions ratably with respect to their capital stock or other Equity Interests, (iv) the Borrower may make

Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries, and (v) the Borrower may from time to time repurchase shares of its capital stock in an aggregate amount not to exceed $50,000,000 during the term of this Agreement, provided that (1) no Default has occurred and is continuing at the time of such repurchase and (2) after giving pro forma effect to the proposed repurchase or other transaction, the Borrower’s Leverage Ratio is less than or equal to 2.00:1.00.

(b)           The Borrower will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)            payment of Indebtedness created under the Loan Documents;

(ii)           payment of regularly scheduled interest and principal payments and other customary fees and expenses as and when due in respect of any Indebtedness permitted by the Loan Documents;

(iii)          refinancings of Indebtedness to the extent permitted by Section 6.1; and

(iv)          payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

SECTION 6.9         Transactions with Affiliates.  The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or group of related transactions (including the purchase, lease, sale or exchange of property of any kind or the rendering of any service), or enter into or permit to exist any agreement or arrangement, with any officer, partner, trustee, director or other Affiliate of the Borrower or any Restricted Subsidiary, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) customary director and employee expense, compensation and benefit arrangements permitted by Section 6.8, including payments under benefit plans, (d) as permitted in Section 6.5, (e) loans and advances to officers and employees for travel, entertainment, relocation and other expenses, in each case in the ordinary course of business; and (f) any other Restricted Payment permitted by Section 6.8.

SECTION 6.10       Restrictive Agreements.  The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any Restricted Subsidiary:

(a)           to amend or otherwise modify this Agreement or any other Loan Document,

(b)           to create, incur or permit to exist any Lien upon any of its property or assets, or

(c)           to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary;

provided that

(i)            the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document,

(ii)           the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, or extending the term of, any such restriction or condition),

(iii)          the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or its assets pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary (or assets) that is to be sold and such sale is permitted hereunder,

(iv)          clause (b) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and

(v)           clause (b) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.11       Designation of Unrestricted Subsidiaries.

(a)           The Borrower will not designate any Material Subsidiary as an Unrestricted Subsidiary.

(b)           The Borrower will not designate any Restricted Subsidiary as an Unrestricted Subsidiary if such Subsidiary has been designated an Unrestricted Subsidiary more than once previously and unless immediately after such designation:

(i)            such Subsidiary does not own any Investment in the Borrower or any Restricted Subsidiary; and

(ii)           there exists no Default.

SECTION 6.12       Acquisitions of Businesses.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction accounted for as an acquisition of a business if such transaction (whether of Equity Interests or of assets), together with all other such transactions (whether of Equity Interests or assets) completed by the Borrower and the Restricted Subsidiaries in the 12 months preceding the date of such transaction, would cause the aggregate total consideration in all such transactions combined to exceed an amount equal to 20% of the consolidated net worth of the Borrower and the Restricted Subsidiaries as of the date of the most recent financial statements delivered pursuant to Section 5.1(a) or (b).

SECTION 6.13       Financial Covenants.  The Borrower and the Restricted Subsidiaries shall not permit at any time on or after the date of this Agreement:

(a)           the Leverage Ratio to exceed 2.75 to 1.00; or

(b)           the Fixed Charge Coverage Ratio to be less than 2.50 to 1.00.

Compliance with the covenants under this Section shall be certified to the Administrative Agent by a certificate of a Financial Officer of the Borrower concurrently with each delivery of the financial statements required by Section 5.1.  Such certificate shall (i) provide detail of the calculation of all financial covenants, including each component of every financial covenant, (ii) set forth the amount and rationale of every adjustment used in calculating the financial covenants, (iii) set forth whether each adjustment is a deduction or addition, and (iv) with respect to each component of every financial covenant, set forth a reconciliation of the figures found in the financial statements and the figures used in the calculation of such financial covenant.  The Administrative Agent in its reasonable discretion may, but shall not be obligated to, disallow any such adjustment, deduction or addition, and shall never be liable to any other Lender, any Issuing Bank, or the Borrower in doing so or failing to do so.

SECTION 6.14       Adverse or Speculative Transactions.  The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any transaction involving contracts for commodity options or futures contracts.

SECTION 6.15       ERISA Plan Assets.  The Borrower will not, and will not permit any Restricted Subsidiary to, have any of its assets become subject to Title I of ERISA because they constitute “plan assets” within the meaning of DOL Regulation Section 2510.3-101 and by reason of an investment in the Borrower or any Subsidiary.

SECTION 6.16       Letters of Credit.  Schedule 6.16 sets forth the name of the issuer, the issue date, the name of the beneficiary, the undrawn amount as of the date of this Agreement in dollars, and the expiry date for each letter of credit (other than Existing Letters of Credit, which are addressed in Section 2.4(m)) that (a) has been issued on behalf of the Borrower or any Restricted Subsidiary, or with respect to which the Borrower or any Restricted Subsidiary has any liability, and (b) is outstanding on the date of this Agreement.  From and after the date of this Agreement, neither the Borrower nor any Restricted Subsidiary shall cause or obtain the issuance of any letter of credit, or renew or extend any letter of credit, or become liable with respect to any letter of credit, other than Letters of Credit issued pursuant to this Agreement; provided that, notwithstanding the foregoing, but subject to the other provisions of this Agreement, including Sections 6.1 and 6.2, the Borrower and the Restricted Subsidiaries may cause to be issued and may be liable on letters of credit other than Letters of Credit issued pursuant to this Agreement so long as the aggregate amount of all such other letters of credit at any one time outstanding does not exceed $13,000,000; and provided further, that nothing in this Section 6.16 shall require the Borrower or any Restricted Subsidiary to replace any letter of credit listed on Schedule 6.16 or prohibit the renewal or extension of any such letter of credit.  On or before February 28, 2005, the Borrower or the relevant Restricted Subsidiary, as the case may be, shall obtain the release of all collateral for letters of credit that are listed on Schedule 6.16 which is in excess of the sum of (x) the minimum required by the issuers thereof to be maintained with respect thereto and (y) $2,500,000, and shall certify to the Administrative Agent the amount of collateral, if any, remaining for each such letter of credit.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.1         Events of Default.  The occurrence of any of the following events (“Events of Default”) shall constitute an Event of Default under this Agreement and the other Loan Documents:

(a)           the Borrower shall fail to pay any principal of any Loan, or any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           the Borrower shall fail to pay any interest on any Loan, or on any reimbursement obligation in respect of any LC Disbursement, or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

(d)           the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.4 (with respect to the existence of the Borrower), 5.10 or 5.11 or in Article VI;

(e)           the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after the giving of written notice thereof by the Administrative Agent to the Borrower (which notice shall be given at the request of any Lender);

(f)            the Borrower, any Restricted Subsidiary or any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)           the occurrence of any event or condition that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Restricted Subsidiary or any other Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Restricted Subsidiary or any other Loan Party or for a substantial part of the assets of the Borrower, any Restricted Subsidiary or any other Loan Party, and, in any such case, such proceeding or petition shall continue undismissed for 90 days; or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Borrower, any Restricted Subsidiary or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Restricted

Subsidiary or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) be adjudicated as insolvent or to be liquidated, or (vii) take any action for the purpose of effecting any of the foregoing;

(j)            the Borrower, any Restricted Subsidiary or any other Loan Party shall suspend transaction of business, become insolvent, admit in writing its inability to pay its debts as they become due, or fail generally to pay its debts as they become due;

(k)           any action, suit or proceeding shall be commenced involving the validity or enforceability of any Loan Document that, in the opinion of the Required Lenders, could reasonably be expected to result in a Material Adverse Effect;

(l)            one or more final judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Restricted Subsidiary, any other Loan Party, or any combination thereof, and the same shall remain undischarged for a period in excess of the appeal time provided by applicable law during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, any Restricted Subsidiary or any other Loan Party to enforce any such judgment;

(m)          an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(n)           the Borrower or any other Loan Party shall be prevented or relieved by any Governmental Authority from performing or observing any material term, covenant or condition of any Loan Document;

(o)           the Borrower, any Restricted Subsidiary or any other Loan Party shall be in default under or in violation of any Legal Requirement of any Governmental Authority having jurisdiction over it or any of its property, and such default or violation could reasonably be expected to have a Material Adverse Effect; or any property of any such Person shall be subject to any Remediation obligation or Environmental Claim which causes the Borrower, any Restricted Subsidiary or any other Loan Party or any combination thereof to incur Environmental Liabilities the uninsured amount of which exceeds $10,000,000;

(p)           the Borrower, any Restricted Subsidiary or any other Loan Party shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud any of its creditors, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or, while insolvent, shall have suffered or permitted any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within the appeal time provided by applicable law; or

(q)           a Change in Control shall occur.

SECTION 7.2         Remedies.  Upon the occurrence of any Event of Default, and while the same shall be continuing, the Administrative Agent may, and at the request of the Required Lenders shall, do any or all of the following: (a) by notice to the Borrower, declare the Commitments terminated (whereupon the Commitments shall be terminated); (b) declare the unpaid balance of the Loans (including Swing Loans) and all accrued and unpaid interest thereon and all other Obligations to be immediately due and payable without further notice (including notice of intent to accelerate and notice of acceleration), protest or demand or presentment for payment, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY THE BORROWER; provided, that in the case of the occurrence of an Event of Default referred to in Section 7.1(h) or 7.1(i), the Commitments shall automatically terminate and the unpaid balance of the Loans (including Swing Loans) and all accrued and unpaid interest thereon and all other Obligations shall be and become automatically due and payable, without notice (including notice of intent to accelerate and notice of acceleration) and without presentment, demand or other formalities of any kind, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY THE BORROWER; (c) by notice to the Borrower, require the Borrower to comply with Section 2.4(j) with respect to all outstanding Letters of Credit, and (d) acting through the Administrative Agent, enforce or exercise any and all powers, rights and remedies available at law or provided in this Agreement, the other Loan Documents or any other document executed pursuant hereto or in connection herewith.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.1         Appointment and Powers.  Each Lender and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are specifically delegated to or required of the Administrative Agent, by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

SECTION 8.2         Exculpation.  The Administrative Agent shall have no duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required

Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent, or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.3         Reliance.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.4         Actions Through Sub-Agents and Related Parties.  The Administrative Agent may perform any and all of its duties and exercise any and all of its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.5         JPMorgan Chase as a Lender.  With respect to its Loans and the Letters of Credit, JPMorgan Chase shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent.  The term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include JPMorgan Chase in its individual capacity and as lender of the Swing Loans. JPMorgan Chase and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, issue letters of credit for the account of, and generally engage in any kind of business with, the

Borrower and its Affiliates and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if JPMorgan Chase were not the Administrative Agent and without any duty to account therefor to the Lenders. Without limiting the rights and remedies of the Lenders specifically set forth herein, no other Lender by virtue of being a Lender hereunder shall have any interest in any such activities, any present or future guaranty by or for the account of the Borrower, any present or future offset exercised by the Administrative Agent in respect of any such other activities, or any present or future property at any time taken as security for any such other activities; provided, however, that if any payment in respect of such guaranties or such property or the proceeds thereof shall be applied to the indebtedness under this Agreement, each Lender shall be entitled to share in such application pro rata according to its portion of the indebtedness under this Agreement in the manner prescribed by Section 2.16.

SECTION 8.6         Independent Review.  Each Lender acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Sections 3.4 and 5.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

SECTION 8.7         Indemnification.  The Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of the Loan Documents unless indemnified to its satisfaction by Lenders against loss, cost, liability and expense. If any indemnity furnished to the Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.  In addition, to the fullest extent not prohibited by law, the Lenders hereby agree to indemnify the Administrative Agent and each Related Party of the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the Lenders’ respective Applicable Percentages, for, and hold the Administrative Agent harmless from and against, any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever, including any of the same arising out of or in connection with any actual or prospective claims, litigation, investigation or proceeding relating to any of the foregoing, which may be imposed on, incurred by, or asserted against the Administrative Agent or any such Related Party in connection with, arising out of, or as a result of, the Loan Documents or any action taken or omitted by the Administrative Agent or any such Related Party under the Loan Documents, whether based on contract, tort or any other theory, and regardless of whether the Administrative Agent or any such Related Party is a party thereto, including the fees, expenses and disbursements of any counsel for the Administrative Agent or such Related Party (all of the foregoing, “Claims”); provided that no Lender shall be liable for any portion of such Claims resulting from the gross negligence or willful misconduct of the Administrative Agent.  Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender’s Applicable Percentage of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. The provisions of this Section shall survive the termination of this Agreement.

SECTION 8.8         Knowledge of Defaults.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  If the Administrative Agent receives such a notice, it shall give notice thereof to Lenders; provided that if such notice is received from a Lender, the Administrative Agent also shall give notice thereof to the Borrower. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in this Article.

SECTION 8.9         Resignation.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as the Administrative Agent under the Loan Documents by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the resignation of the Administrative Agent under the Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 8.10       Reliance by the Borrower.  In any case requiring approval or consent by the Required Lenders, the Borrower shall be entitled to rely on the written representation by the Administrative Agent that the Administrative Agent has obtained such approval or consent.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1         Notices.  (a)  Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by (i) delivering it against receipt for it, (ii) depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the addresses shown herein (and if so given, shall be deemed given when mailed), (iii) by telecopy, or (iv) except for notices given pursuant to Article II, by electronic transmission or posting (provided, that notice by telecopy or electronic transmission or posting is intended for the convenience of the Person giving such notice and the Person receiving such notice may in good faith rely on, and shall not be liable for acting, or refraining from acting, in good faith, upon any notice, instruction or request purporting to have been signed or presented by the proper Person).  The Borrower’s address for notice may be changed at any time and from time to time, but only after 30 days’ advance written notice to Administrative Agent and the Lenders, and shall be the most recent such address furnished in writing by the Borrower to the Administrative Agent and the Lenders.  The Administrative Agent’s address for notice may be changed at any time and from time to time, but only after ten days’ advance written notice to the Borrower and the Lenders, and shall be the most recent such address furnished in writing by the Administrative Agent to the Borrower and the Lenders.  Any Lender’s address for notice may be changed at any time and from time to time, but only after ten days’ advance written notice to the Borrower, the Administrative Agent and the other Lenders, and shall be the most recent such address furnished in writing by such Lender to the Borrower, the Administrative Agent and the other Lenders.  Actual notice, however and from whomever given or received, shall always be effective when received.  Notwithstanding anything to the contrary contained in the Section, any notice required or permitted to be given to the Administrative Agent under Article II shall be effective only when actually received by the Administrative Agent.  Notices given by telecopy or electronic transmission or posting shall be effective on the day transmitted or posted; provided, that telecopies or electronic transmissions or postings transmitted after 5 p.m. New York City time shall be deemed sent or made on the next succeeding Business Day.

(b)           The Borrower and each Lender agree that the Administrative Agent may make any material delivered by the Borrower to the Administrative Agent (except notices pursuant to Article II) or any Lender pursuant to this Agreement, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower, any of its Subsidiaries, or any other materials relating to this Agreement, the Notes, the other Loan Documents, or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Administrative Agent or any Lender by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as IntraLinks, or a substantially similar electronic system (the “Platform”). The Borrower and its Affiliates and each Lender and its Affiliates acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent or any of its Affiliates nor any Lender or any Affiliate of any Lender warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform.  The Borrower and its Affiliates, the Administrative Agent and its Affiliates, and each Lender and its Affiliates, expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Borrower or any of its

Affiliates, or by the Administrative Agent or any of its Affiliates, in connection with the Platform.  Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication.  Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.  Nothing contained in this clause (b) shall relieve the Administrative Agent, any Issuing Bank or any Lender (or any Affiliate of any of them) from the provisions of Section 9.12 of this Agreement, or reduce or eliminate any duty or obligation thereunder; provided, however, notwithstanding anything in this clause (b) to the contrary (including the preceding clause of this sentence), neither the Administrative Agent, any of its Affiliates, any Issuing Bank, any of its Affiliates, nor any Lender or any of its Affiliates, shall be liable for the distribution of any Communications, for the Platform, or for any other matter discussed in this clause (b), in the absence of such Person’s gross negligence or willful misconduct.

SECTION 9.2         Waivers; Amendments.

(a)           No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

(b)           Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees or other Obligations payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby, (iv) change Section 2.16(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, or (vi) release any Subsidiary Loan Party from its Guaranty, or limit its liability in respect of such Guaranty, or waive the requirement that any Subsidiary Loan Party execute and deliver a Guaranty, or release any cash collateral provided pursuant to Section 2.4(j), without the written consent of each Lender, except, with respect to clause (vi), for releases in connection with permitted Asset Sales, in which case the Administrative Agent may release the affected Guaranty without Lender approval; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

SECTION 9.3         Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay or reimburse the Administrative Agent for paying (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           To the fullest extent not prohibited by law, the Borrower hereby agrees to indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all losses, liabilities, obligations, claims, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever, including any of the same related to any claims, litigation, investigation or proceeding related to any of the foregoing, and including the fees, charges and disbursements of any counsel for any Indemnitee, whether based on contract, tort or any other theory, and regardless of whether the Indemnitee is a party thereto, which may be imposed upon, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan

Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom, (iii) the issuance, amendment, renewal, extension or transfer of any Letter of Credit, or (provided that the Issuing Bank shall have exercised at least the level of care set forth in Section 2.4(f)) any payment, or any refusal or failure by the Issuing Bank to honor a demand for payment, under any Letter of Credit, (iv) any and all Environmental Claims and Environmental Liabilities, to the extent arising out of or in connection with any of the matters covered in clauses (i), (ii) or (iii) above, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the repayment of the Loans.  Any amount to be paid under this Section by the Borrower to the Administrative Agent, an Issuing Bank or any Lender shall be a demand obligation owing by the Borrower to the Administrative Agent, such Issuing Bank or such Lender and shall bear interest from the date of expenditure until paid at a rate per annum equal to the Alternate Base Rate plus 2%.

(c)           To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraphs (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent for the account of such Indemnitee as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

(d)           To the fullest extent not prohibited by applicable law, the Borrower shall not assert, and hereby WAIVES, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Loan Documents, the Financing Transactions, or any Loan or Letter of Credit or the use of the proceeds thereof.

SECTION 9.4         Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Indemnitees and the Related Parties of each of the Administrative Agent, each Issuing Bank, and the Lenders, any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)           Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (other than Swing Loans) at the time owing to it); provided that (i) the Administrative Agent must have given its prior written consent to such assignment, which consent is not to be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrower (provided no Default shall have occurred and be continuing) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and, in the case of an assignment of all or a portion of a Commitment or any Lender’s obligations in respect of its LC Exposure, the Principal Issuing Banks must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower (provided no Default shall have occurred and be continuing) and the Administrative Agent otherwise consent, and the assigning Lender shall have, after giving effect to any such assignment, a Commitment of at least $10,000,000, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iv) shall not apply to rights in respect of outstanding Swing Loans, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except for any assignment required by the Borrower pursuant to Section 2.16, in which case such fee shall be paid by the Borrower), (vi) the assignee, if it shall be a Foreign Lender, shall execute and deliver to the Administrative Agent and the Borrower the forms required by Section 2.15(e), and (vii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance (which shall be at least five Business Days after the date of execution thereof, unless otherwise agreed by the parties thereto and the Administrative Agent) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15, 2.16 and 9.3 with respect to its interest under the Loans, Letters of Credit and Loan Documents before such assignment).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(c)           The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be presumptively correct, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, each Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, the Note subject to such assignment,  and any written consent to such assignment required by paragraph (b) of this Section, and any forms required pursuant to Section 2.15(e), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register and give prompt notice thereof to the Borrower.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Promptly after receiving notice of such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note payable to the order of such assignee in an amount equal to the Commitment and/or Loans and/or LC Exposure assumed by it pursuant to such assignment and, if the assigning Lender has retained any Commitment and/or Loans and/or LC Exposure hereunder, a new Note payable to the order of the assigning Lender in an amount equal to the Commitment and/or Loans and/or LC Exposure retained by it.  Such new Notes shall be in an aggregate face amount equal to the face amount of each surrendered Note, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the surrendered Note.  Thereafter, the surrendered Note shall be marked canceled and returned to the Borrower.

(e)           By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties to this Agreement as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under this Agreement or any other Loan Document; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements of the Borrower previously delivered by the Borrower in accordance herewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and all related documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement or any other Loan Document are required to be performed by it as a Lender.

(f)            Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans and LC Exposure owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant.  Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (g) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Sections 2.16(c) and 2.16(d) as though it were a Lender.

(g)           A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

(h)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i)            Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any other Loan Party furnished to such Lender by or on behalf of the Borrower or such other Loan Party, provided that such assignee or participant or proposed assignee or participant is instructed that its review, copying or retention of such information will act as its agreement to be bound by Section 9.12.

(j)            All transfers of any interest in any Loan shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section be construed as a “purchase” or “sale” of a “security” within the meaning of any applicable federal or state securities laws.

SECTION 9.5         Survival; Reinstatement.

(a)           All covenants, agreements, representations and warranties made by the Borrower or any one or more of the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, each Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any LC Disbursement or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.13, 2.14, 2.15 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and LC Disbursements, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. No Person other than the Borrower shall have any right to the proceeds of Loans at any time, the Loans shall not constitute a trust fund for the benefit of any third party, and no third party shall under any circumstances have or be entitled to any Lien or any trust impressed on any undisbursed Loans.

(b)           If at any time all or any part of any payment previously applied by the Administrative Agent, any Issuing Bank or any Lender to any Loan, LC Disbursement or other sum hereunder is or must be returned by or recovered from the Administrative Agent, such

Issuing Bank or such Lender for any reason (including the order of any bankruptcy court), to the extent permitted by law, this Agreement, the Notes (including the Swing Loan Note) and the other Loan Documents shall automatically be reinstated to the same effect as if such prior application had not been made, and the Borrower shall indemnify the Administrative Agent, such Issuing Bank and such Lender against, and save and hold the Administrative Agent, such Issuing Bank and such Lender harmless from, any required return by or recovery from the Administrative Agent, such Issuing Bank or such Lender of any such payment because of its being deemed preferential under any applicable law or for any other reason.

SECTION 9.6         Counterparts; Integration; Effectiveness.  This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 9.4.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.7         Severability.  Any provision of this Agreement or any Note (including the Swing Loan Note) held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.8         Right of Setoff.  Each Lender is hereby authorized at any time and from time to time, without notice to any Person (and the Borrower hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other property of the Borrower now or in the future in the possession, custody or control of such Lender, or on deposit with or otherwise owed to the Borrower by such Lender—including all such monies, securities and other property held in general, special, time, demand, provisional or final accounts or for safekeeping or as collateral or otherwise (but excluding those accounts clearly designated as escrow or trust accounts held by the Borrower for others unaffiliated with Borrower)--against any and all of the Borrower’s obligations to the Administrative Agent, such Issuing Bank or any Lender now or hereafter existing under this Agreement, irrespective of whether any demand shall have made under this Agreement.  Each Lender agrees to use reasonable efforts to promptly notify the Borrower after any such set-off and application, provided that failure to give—or delay in giving—any such notice shall not affect the validity of such set-off and application or impose any liability on such Lender.  Each Lender’s rights under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 9.9         Governing Law; Jurisdiction; Consent to Service of Process.

(a)           This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to any conflicts of laws principles that would require the application of the laws of another jurisdiction.

(b)           The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank, any Lender or the holder of any Note (including the Swing Loan Note) may otherwise have to bring any action or proceeding relating to this Agreement, any Note (including the Swing Loan Note) or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)           The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to commence proceedings or otherwise against the Borrower in any jurisdiction or to serve process in any other manner permitted by law.

SECTION 9.10       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11       Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12       Confidentiality.  Each of the Administrative Agent, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower, any Subsidiary or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13       Limitation of Interest.  The parties to this Agreement and the other Loan Documents intend to strictly comply with all applicable laws, including applicable usury laws.  Accordingly, the provisions of this Section 9.13 shall govern and control over every other provision of this Agreement, any Note (including the Swing Loan Note) or any other Loan Document which conflicts or is inconsistent with this Section 9.13, even if such provision declares that it controls. As used in this Section 9.13, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law; provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, taken, reserved, retained, charged or received shall be amortized, prorated, allocated and spread during the full term of the Loans and the Commitments.  In no event shall the Borrower or any other Person be obligated to pay, or the Administrative Agent, any Issuing Bank or any Lender have any right or privilege to reserve, take, receive or retain, any interest in excess of the maximum amount of nonusurious interest permitted under applicable law. None of the terms and provisions contained in this Agreement, any Note (including the Swing Loan Note) or any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 9.13, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the maximum nonusurious rate of interest permitted by applicable law.

If the term of any Loan is shortened, by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Administrative Agent, any Issuing Bank or any Lender at any time, including the stated maturity, is owed or receives, reserves or takes (and/or has received, reserved or taken) interest in excess of interest calculated at the maximum nonusurious rate of interest permitted by applicable law, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Administrative Agent, such Issuing Bank or such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Obligations, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

SECTION 9.14       USA PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001) (the “Act”), such Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STEWART & STEVENSON SERVICES,
INC.

By:	/s/ John B. Simmons
Name:	John B. Simmons
Title:	Vice President, CFO and Treasurer

Address for Notices:

Stewart & Stevenson Services, Inc.

2707 North Loop West, 8th Floor

Houston, Texas  77008

Attn: Mr. Kyle Gideon, Assistant Treasurer

Facsimile:  713.868.0224

Email: k.gideon@ssss.com

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent

By:	/s/ H. David Jones
Name:	H. David Jones
Title:	Vice President

Address for Notices Pursuant to Article II:

JPMorgan Chase Bank

Loan and Agency Service Group

711 Fannin, 10th Floor

Houston, TX  77002

Attention:  Eric Martin

Telecopy No.:  713.750.2228

Telephone No. (for confirmation): 713.750.7924

Address for All Other Notices:

JPMorgan Chase Bank

707 Travis Street, 8th Floor North

Houston, TX 77002

Attention: Mr. David Jones, Jr.

Telephone:     713.216.4940

Facsimile:    713.216.6004

Email: hdavid.jones@jpmorgan.com

WACHOVIA BANK, NATIONAL
ASSOCIATION, individually and as
Syndication Agent

By:	/s/ George L. Woolsey
Name:	George L. Woolsey
Title:	Senior Vice President

Address for Notices:

Wachovia Bank, National Association

90i Fannin Street, Suite 2100

Houston, TX 77010

Attn:       Mr. Barry A. Kelly

Facsimile:  713.650.3328

Email: barry.a.kelly@wachovia.com

BANK OF AMERICA, N. A., individually
and as Documentation Agent

By:	/s/ David A Batson
Name:	David A Batson
Title:	VP

Address for Notices:

Bank of America, N. A.

700 Louisiana, 7th Floor

Houston, TX 77002

Attn:  Mr. David Batson

Facsimile:    713.247.7748

Email: david.batson@bankofamerica.com

SOUTHWEST BANK OF TEXAS, N. A.

By:	/s/ T.J. Raquso
Name:	T.J. Raquso
Title:	Senior Vice President

Address for Notices:

Southwest Bank of Texas, N. A.

5 Post Oak Park, 4400 Post Oak Parkway

Houston, TX 77027

Attn:      Mr. T. J. Raguso

Facsimile:  713.232.5928

Email: traguso@swbanktx.com

WELLS FARGO BANK, N. A.

By:	/s/ Charles Randall
Name:	Charles Randall
Title:	VP

Address for Notices:

Wells Fargo Bank, N. A.

1000 Louisiana, Third Floor

Houston, Texas 77002

Attention: Mr. Charles W. Randall

Facsimile:  713.739.1082

Email: randalcw@wellsfargo.com

Address for Letter of Credit Payments:

GUARANTY

THIS GUARANTY (“Guaranty”), dated as of January 12, 2005, is executed and delivered by the undersigned Pennsylvania Business Trust (“Guarantor”) to each of the financial institutions from time to time party to the Credit Agreement dated as of January 12, 2005, by and among Stewart & Stevenson Services, Inc., the Lenders (as herein defined), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”); such Credit Agreement, as amended, supplemented and restated from time to time, is herein called the “Credit Agreement”.

ARTICLE I

1.1           Definitions.  As used in this Guaranty, terms not defined herein which are defined in the Credit Agreement shall have the meanings therein ascribed to them, and the following terms shall have these respective meanings:

Borrower means Stewart & Stevenson Services, Inc., a Texas corporation and the direct or indirect owner of all of the equity interest in Guarantor.

Debt means all debt (principal, interest, reimbursement obligation, indemnity, fee or other) incurred under or in connection with the Credit Agreement.  The Debt includes interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against any Obligor or (b) the obligations of any Obligor shall cease to exist by operation of law or for any other reason (other than full and final payment thereof when due).  The Debt also includes all reasonable attorneys’ fees and any other expenses incurred by the Administrative Agent or any Lender in enforcing any of the Loan Documents.

Dollars and $ means lawful money of the United States of America.

Guaranteed Debt means the Maximum Amount less the amount, if any, of all previous payments of Guaranteed Debt made by Guarantor.

Guarantor’s Net Worth means, as of any date of determination thereof and with respect to Guarantor: (a) the aggregate fair saleable value of the assets of Guarantor as of such date (including the fair saleable value of the amounts received or receivable by Guarantor pursuant to its rights to subrogation, contribution and indemnity), minus (b) the amount of all liabilities of Guarantor, contingent or otherwise, as of such date (but excluding all contingent liabilities under this Guaranty).  It is agreed that Guarantor’s Net Worth may fluctuate from time to time after the date hereof, as it is determined on each Determination Date (as defined in the definition of “Maximum Amount”).

Lender means a Lender from time to time party to the Credit Agreement, and shall include each Issuing Bank, any Lender or any Affiliate of any Lender as an Issuing Bank, and JPMorgan Chase Bank, N. A. as lender of the Swing Loans.

Maximum Amount means the greatest of (a) all proceeds (without duplication) of the Obligations directly or indirectly (by intercompany loan, advance, capital contribution, Guarantor’s ownership interest in any Person receiving the proceeds of the Obligations, or otherwise) advanced to or for the account of, or used by or for the benefit of, Guarantor; (b) ninety-five percent (95%) of Guarantor’s Net Worth from time to time; or (c) the amount that in a legal proceeding brought within the applicable limitations period is determined by the final, non-appealable order of a court having jurisdiction over the issue and the relevant parties to be the amount of value given by the Lenders, or received by Guarantor, in exchange for the obligations of Guarantor under this Guaranty; provided, however, that the Maximum Amount shall not exceed the maximum amount which Guarantor could pay or be liable for under this Guaranty without having such payment or liability set aside as a fraudulent conveyance or fraudulent transfer or other similar action under any applicable bankruptcy, insolvency or other similar law of any jurisdiction.  If on the date of any extension of credit made under the Credit Agreement after the date hereof (any such date being herein called a “Determination Date”), ninety-five percent (95%) of Guarantor’s Net Worth is greater than either of the amounts described in clauses (a) and (c) above, the Maximum Amount shall be deemed to have increased through and as of such Determination Date to ninety-five percent (95%) of Guarantor’s Net Worth as determined on such Determination Date (and the Guaranteed Debt shall have correspondingly increased), without further action by or agreement between any Lender or the Administrative Agent or Guarantor, and any subsequent reduction or diminution of Guarantor’s Net Worth after such Determination Date will not reduce Guarantor’s Guaranteed Debt. The Lenders, the Administrative Agent and Guarantor acknowledge and agree that, for the purposes of this Guaranty and any legal proceeding brought within the applicable limitations period before a court having jurisdiction over the issue and the applicable parties, the amount of value given by the Lenders in connection with the Obligations shall be presumed to be equal to or more than, without duplication, all funds, property, and proceeds that are directly or indirectly (e.g., by intercompany loan, advance, capital contribution, Guarantor’s ownership interest in any Person receiving the proceeds of the Obligations, or otherwise) advanced to or for the account of, or used by or for the benefit of, Guarantor in connection with the transactions and events relating to the Obligations.

Obligor means any person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Debt, including the Borrower and Guarantor.

ARTICLE II

2.1           Execution of Loan Documents.  The Borrower and the other Loan Parties have executed and delivered the Credit Agreement and other Loan Documents to the Lenders and the Administrative Agent.

2.2           Consideration.  In consideration of the credit and other financial accommodations extended and contemplated to be extended to the Borrower by the Lenders and the Administrative Agent pursuant to the Loan Documents or otherwise, which Guarantor has determined will substantially benefit Guarantor directly or indirectly, and for other good and

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valuable consideration, the receipt and sufficiency of which Guarantor hereby acknowledges, Guarantor executes and delivers this Guaranty to the Lenders and the Administrative Agent, with the intention of being presently and legally bound by its terms.

ARTICLE III

3.1           Payment Guaranty.

(a)           In order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to extend credit from time to time thereunder, and in consideration thereof, Guarantor, as a primary obligor and not as a surety, unconditionally guarantees to the Lenders and the Administrative Agent the full, prompt and punctual payment and performance of the Debt when due (whether at stated maturity, by acceleration or otherwise) in accordance with the Loan Documents.  This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Debt shall not be paid when due, Guarantor agrees immediately to pay the Debt to the Lenders or other Persons entitled to it, in Dollars, regardless of (i) any defense (other than the defense of prior full and final payment when due), right of set-off or counterclaim which Guarantor may have or assert, (ii) whether any other such Person shall have taken any steps to enforce any rights against the Borrower or any other Person to collect any of the Obligations, and (iii) any other circumstance, condition or contingency.

(b)           NOTWITHSTANDING THE FOREGOING, to the extent that in a legal proceeding brought within the applicable limitations period it is determined by the final, non-appealable order of a court having jurisdiction over the issue and the relevant parties that Guarantor received less than a reasonably equivalent value in exchange for Guarantor’s incurrence of its obligations under this Guaranty, then and only then the liability of Guarantor under this Guaranty shall be limited to an amount equal to the Guaranteed Debt.  The Lenders acting through the Administrative Agent shall have the right to determine and designate from time to time, without notice to or assent of Guarantor, which portions of the Debt such limitation applies to, and Guarantor acknowledges that such determination and designation shall be conclusive on all parties. This Guaranty shall not fail or be ineffective or invalid or be considered too indefinite or contingent with respect to Guarantor because the Guaranteed Debt may fluctuate from time to time, or for any other reason.

3.2           Application.  Guarantor agrees that any payment or prepayment by Guarantor or any other Person against the Debt shall be deemed paid first against that portion of the Debt not included in “Guaranteed Debt” or determined for any reason not to be a part of “Guaranteed Debt”, and then shall be paid against any portion of the Debt that is Guaranteed Debt, in such order and manner as the Lenders or the Administrative Agent shall determine in their respective sole and absolute discretion.

3.3           Notification.  Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Guaranty, it will notify the Administrative Agent in writing that such payment is made

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under this Guaranty.  No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor under this Guaranty (although any such payments, setoff or other application, once final, shall, subject to Section 3.9, reduce by an equal amount the outstanding amount of the Debt).

3.4           Amendments, Etc. with Respect to the Obligations.  Guarantor shall remain obligated under this Guaranty notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, (a) any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Lender is rescinded by the Administrative Agent or such Lender, (b) any of the Obligations is extended, continued, or modified, or (c) any of the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security therefor or guarantee thereof or right of offset with respect thereto, is, from time to time, in whole or in part, renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender.  The Credit Agreement and any other Loan Document may from time to time be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without in any way releasing, diminishing, reducing, impairing or otherwise affecting the obligations of Guarantor under this Guaranty. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantees contained in this Guaranty or any property subject thereto.

Guarantor WAIVES diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Guarantor or the Borrower or any other Obligor with respect to the Obligations.  This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or any guarantee or right of offset with respect thereto at any time or from time to time held or purported to be held by the Administrative Agent or any Lender, (b) the legality under any applicable Legal Requirement of repayment by the Borrower or any other Obligor of any of the Obligations or the adoption or application of any Legal Requirement purporting to render any such Obligations null and void, (c) any defense, setoff or counterclaim which may at any time be available to or be asserted by Guarantor against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever, other than full and final payment when due,  (with or without notice to or knowledge of Guarantor or the Borrower or any other Obligor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Obligor for any of the Obligations, or of Guarantor under this Guaranty, in bankruptcy or in any other instance. The Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower,

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Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower, Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, Guarantor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability under this Guaranty and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against Guarantor.

3.5           Obligations Not Affected. Guarantor’s covenants, agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any competent Governmental Authority, and whether or not Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, Guarantor hereby WAIVES):

(a)           release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Loan Documents or by applicable law on the Borrower or any other party to the Loan Documents.

(b)           extension of the time for payment of any part of the Obligations or any other sums payable under the Loan Documents, extension of the time for performance of any other obligation under or arising out of or in connection with the Loan Documents or change in the manner, place or other terms of such payment or performance.

(c)           settlement or compromise of any or all of the Obligations.

(d)           renewal, supplementation, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of all or any part of any of the Loan Documents or any obligation under the Loan Documents of the Borrower or any other party to the Loan Documents (without limitation on the number of times any of the foregoing may occur).

(e)           acceleration of the time for payment or performance of any Obligations or other obligation under any of the Loan Documents or exercise of any other right, privilege or remedy under or in regard to any of the Loan Documents.

(f)            failure, omission, delay, neglect, refusal or lack of diligence by the Administrative Agent or any Lender or any other Person to assert, enforce, give notice of intent to exercise — or any other notice with respect to — or exercise any right, privilege, power or remedy conferred on the Administrative Agent or any Lender or any other Person in any of the Loan Documents or by law or action on the part of the Administrative Agent or any Lender or

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any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to the Borrower or any other Person.

(g)           taking or acceptance of any security or any other guaranty for the payment or performance of any or all of the Obligations.

(h)           voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting the Borrower or any other Obligor or Guarantor or any of the assets of the Borrower or any other Obligor or Guarantor, even if any of the Obligations is thereby rendered void, unenforceable or uncollectible.

(i)            occurrence or discovery of any lack of genuineness, irregularity, invalidity or unenforceability of any of the Obligations or Loan Documents or any defect or deficiency in any of the Obligations or Loan Documents.

(j)            failure by the Administrative Agent, any Lender or any other Person to notify -- or timely notify -- Guarantor of any default, event of default or similar event (however denominated) under any of the Loan Documents, or of any renewal, extension, supplementation, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of all or any part of the Obligations, release or exchange of any security, other action taken or not taken by the Administrative Agent or any Lender against the Borrower, Guarantor or any other Person, or any other event or circumstance. Neither the Administrative Agent nor any Lender shall have any duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations or this Guaranty.

(k)           occurrence of any event or circumstance (other than full and final payment when due) which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Obligor or Guarantor, including failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

(l)            receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any rights, remedies, powers or privileges of the Administrative Agent or any Lender under any of the Loan Documents, by law or otherwise available to the Administrative Agent or any Lender (although any such receipt or application once final, shall, subject to Section 3.9, reduce by an equal amount the amount of the Debt).

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(m)          occurrence of any act, error or omission of the Administrative Agent or any Lender, except behavior which is proven to be in bad faith or which is a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender, in each case to the extent (but only to the extent) that Guarantor cannot effectively waive the right to complain.

3.6           Waivers.  Guarantor hereby WAIVES and RELEASES all right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of all or any part of the Obligations, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and all other notices and demands, collection suit and the taking of any other action by the Administrative Agent or any Lender.

3.7.          Guaranty of Payment and Not of Collection.  This is an absolute guaranty of payment and not of collection, and an absolute guaranty of the Debt, and Guarantor WAIVES any right to require that any action be brought against the Borrower or any other Person, or that the Administrative Agent or any Lender be required to enforce, attempt to enforce or exhaust any rights, benefits or privileges of the Administrative Agent or any Lender under any of the Loan Documents, by law or otherwise; provided that nothing herein shall be construed to prevent the Administrative Agent or any Lender from exercising and enforcing at any time any right, benefit or privilege which the Administrative Agent or such Lender may have under any Loan Document or by law from time to time, and at any time. Guarantor agrees that Guarantor’s obligations hereunder are — and shall be — absolute, independent, unconditional, joint and several under any and all circumstances.  Should the Administrative Agent or any Lender seek to enforce Guarantor’s obligations by action in any court, Guarantor WAIVES any requirement, substantive or procedural, that (a) the Administrative Agent or any Lender pursue any foreclosure action, realize or attempt to realize on any security or preserve or enforce any deficiency claim against the Borrower, Guarantor or any other Person after any such realization, (b) a judgment first be sought or rendered against the Borrower, Guarantor or any other Person, (c) the Borrower, Guarantor or any other Person be joined in such action, or (d) a separate action be brought against the Borrower, Guarantor or any other Person. Guarantor’s obligations under this Guaranty are several from those of the Borrower or any other Person and are primary obligations concerning which Guarantor is the principal obligor. All waivers in this Guaranty or any of the other Loan Documents shall be without prejudice to the right of the Administrative Agent or any Lender at its option to proceed against the Borrower, Guarantor or any other Person, whether by separate action or by joinder.

3.8           Obligations Joint and Several with Other Guaranties.  If any other Person makes any guaranty of any of the Obligations or gives any security for them, Guarantor’s obligations under this Guaranty shall be joint and several with the obligations of such other Person pursuant to such agreement or other papers making the guaranty or giving the security.

3.9           Reinstatement.  Guarantor agrees that, if at any time all or any part of any payment previously applied by the Administrative Agent or any Lender to the Obligations is or

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must be returned by the Administrative Agent or such Lender—or is recovered from the Administrative Agent or such Lender—for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Guarantor hereby agrees to indemnify the Administrative Agent and each Lender against, and to save and hold the Administrative Agent and each Lender harmless from, any required return by the Administrative Agent or any Lender—or recovery from the Administrative Agent or any Lender—of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.  The provisions of this Section 3.9 shall survive the termination of this Guaranty and any satisfaction and discharge of the Borrower or any other Obligor by virtue of any payment, court order or other Legal Requirement.

3.10         Acknowledgment. Guarantor agrees that the Debt guaranteed by Guarantor under this Guaranty may at any time and from time to time exceed the Maximum Amount without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent or any Lender under this Guaranty.

3.11         Effect of Stay.  If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrower or any other Obligor of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and Guarantor shall forthwith pay such Obligations (including interest which but for the filing of such petition in bankruptcy would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

3.12         Subrogation and Contribution.  Guarantor expressly WAIVES any and all rights of subrogation, reimbursement, contribution, exoneration and indemnity, contractual, statutory or otherwise, against the Administrative Agent and the Lenders individually and collectively, including any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor or similar Legal Requirement arising from the existence or performance of this Guaranty, until the termination of this Guaranty, and until such termination Guarantor irrevocably WAIVES any right to enforce any remedy which the Administrative Agent or any Lender now has or may hereafter have against the Borrower or any other Obligor and the benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any Lender.  Until such termination, if any amount shall be paid by or on behalf of the Borrower or any other Person to Guarantor on account of any of the rights waived in this Section 3.12, such amount shall be held by Guarantor in trust, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to the Administrative Agent for the account of each Lender in the exact form received by Guarantor (duly indorsed by Guarantor to the Administrative Agent or such Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine in accordance with the Loan Documents.  The provisions of this Section 3.12 shall survive the term of this Guaranty, the payment in full of the Obligations and the termination of the Commitments.

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3.13         Administrative Matters.  If, in the exercise of any of its rights and remedies, the Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower or any other Obligor or Guarantor, for any reason, Guarantor hereby consents to such action, even if such action by the Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation which  Guarantor might otherwise have had but for such action by the Administrative Agent or such Lender.  Any election of remedies which results in the denial or impairment of the right of the Administrative Agent or any Lender to seek a deficiency judgment against the Borrower or any other Obligor shall not impair Guarantor’s obligation to pay the full amount of Guarantor’s Guaranteed Debt.

3.14         Reliance on Guaranty.  All extensions of credit and financial accommodations heretofore or hereafter made by the Administrative Agent or any Lender under or in respect of the Credit Agreement or any of the other Loan Documents shall be conclusively presumed to have been made in reliance on and acceptance of this Guaranty.

ARTICLE IV

In order to induce the Administrative Agent and the Lenders to accept and rely on this Guaranty, Guarantor warrants and represents to the Administrative Agent and each Lender as follows:

4.1           Relationship to the Borrower.  Guarantor has determined that its liability and obligation under this Guaranty may reasonably be expected to substantially benefit it directly or indirectly, and its board of directors (or such board’s duly authorized and appointed designee) or other equivalent body has made that determination. Guarantor is interdependent with the Borrower in the conduct of its business, and the Borrower and the Guarantor do business together as an integrated business enterprise. The maintenance and improvement of the Borrower’s financial condition is vital to sustaining Guarantor’s business, and the transactions contemplated in this Guaranty produce distinct and identifiable financial and economic direct or indirect benefits to Guarantor.  Such identifiable benefits include:  (a) the availability to Guarantor of the proceeds of the Loans on an as-needed basis by way of intercompany loans and/or capital contributions for general corporate or other purposes, and (b) the general improvement of  Guarantor’s financial and economic condition.  Guarantor has had full and complete access to the underlying papers relating to the Obligations and all other papers executed by the Borrower or any other Person in connection with the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower’s financial condition, and is not depending on the Administrative Agent or any Lender to provide such information, now or in the future. Guarantor agrees that neither the Administrative Agent nor any Lender shall have any obligation to advise or notify it or to provide it with any data or information. The execution and delivery of this

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Guaranty is not a condition precedent (and neither the Administrative Agent nor any Lender has in any way implied that the execution of this Guaranty is a condition precedent) to the making, extending or modifying of any loan or any other financial accommodation to or for Guarantor.

4.2           Guarantor Solvent.  Guarantor is now Solvent, and no bankruptcy or insolvency proceedings are pending or contemplated by or — to the best of Guarantor’s knowledge — against Guarantor. Guarantor’s liabilities and obligations under this Guaranty do not and will not render Guarantor not Solvent, cause Guarantor’s liabilities to exceed Guarantor’s assets or leave Guarantor with too little capital to properly conduct all of its business as now conducted or contemplated to be conducted.

4.3           Organization; Powers.  Guarantor is a validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority under its trust agreement to execute, deliver and perform this Guaranty.

4.4           Authorization; Enforceability.  The execution, delivery and performance of this Guaranty have been duly authorized by all necessary action on the part of Guarantor.  This Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE V

5.1           Term.  Subject to the automatic reinstatement provisions of Article III, this Guaranty shall terminate and be of no further force or effect upon the occurrence of all of the following:  (i) the full payment of the Debt, (ii) the final expiry of all Letters of Credit, (iii) the complete performance of all of the obligations of the Obligors under the Loan Documents, and (iv) the final termination of the Obligations, if any, of the Administrative Agent and the Lenders to make any further Loans or to issue, amend, renew or extend Letters of Credit under the Credit Agreement and the other Loan Documents or to provide any other financial accommodations to the Borrower or any other Obligor thereunder.

ARTICLE VI

6.1           Survival; Persons Bound.  The obligation of Guarantor under this Guaranty is a continuing guaranty and shall (a) be binding upon Guarantor, its successors and assigns; and (b) inure, together with the rights and remedies of the Administrative Agent and each Lender under this Guaranty, to the benefit of the Administrative Agent and each Lender and their respective successors, and permitted transferees and assigns.  Without limiting the generality of the foregoing, the Administrative Agent or any Lender may assign or otherwise transfer its rights and obligations under this Guaranty and the other Loan Documents to any other Person or entity

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in accordance with the terms of the Credit Agreement, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent or such Lender in this Guaranty or otherwise.  Guarantor shall not assign or delegate any of its obligations under this Guaranty or any of the other Loan Documents without the express prior written consent of the Required Lenders in accordance with the Credit Agreement.

6.2           Subordination. Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and each Lender that all obligations and liabilities of the Borrower and its Subsidiaries and each other Obligor to Guarantor of whatsoever description (excluding, however, Intercompany Debits and Credits) shall be subordinated and junior in right of payment to the Obligations.  Guarantor shall not accept any payment on any indebtedness (excluding Intercompany Debits and Credits) of the Borrower or any of its Subsidiaries or any other Obligor until the termination of this Guaranty, shall in no circumstance whatsoever attempt to set-off or reduce any obligations because of such indebtedness and shall, if the Administrative Agent shall so request, collect and receive such indebtedness as trustee for the Administrative Agent and the Lenders and pay over all sums so collected to the Administrative Agent for the account of the Lenders on account of the Obligations but without reducing or affecting in any manner the liability of Guarantor under this Guaranty; provided, however, that as long as no Event of Default shall have occurred and be continuing, each Guarantor shall be allowed to receive and retain scheduled payments of principal of and interest on indebtedness of the Borrower or any of its Subsidiaries.

6.3           Waiver of Suretyship Rights.  By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, §17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended and in effect from time to time.

6.4           Amendments in Writing.  This Guaranty shall not be changed orally but shall be changed only by agreement in writing signed by Guarantor and the Administrative Agent in accordance with the Credit Agreement.  Any waiver or consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

6.5           Notices.  Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as set forth on their signatures pages to this Guaranty (and if so given, shall be deemed given when mailed).  Notice to the Borrower or any other Guarantor shall constitute notice to Guarantor.  Guarantor’s address for notice may be changed at any time and from time to time, but only after 30 days’ advance written notice to the Administrative Agent, and shall be the most recent such address furnished in writing by Guarantor to the

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Administrative Agent. The address of the Administrative Agent may be changed at any time and from time to time, in the manner provided in the Credit Agreement. Actual notice, however and from whomever given or received, shall always be effective when received.

6.6           “Including” is Not Limiting; Section Headings.   Wherever the term “including” or a similar term is used in this Guaranty, it shall be read as if it were written “including by way of example only and without in any way limiting the generality of the clause or concept referred to.”  The headings used in this Guaranty are included for reference only and shall not be considered in interpreting, applying or enforcing this Guaranty.

6.7          Governing Law and Jurisdiction.

(a)           This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to any conflicts of laws principles that would require the application of the laws of another jurisdiction.

(b)           Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Guarantor further (a) agrees to designate and maintain an agent for service of process in the City of New York in connection with any such suit, action or proceeding and to deliver to the Administrative Agent evidence thereof at any time and from time to time upon request, and (b) irrevocably consents to the service of process in any suit, action or proceeding under this Guaranty by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor at its address as provided in this Guaranty or as otherwise provided by New York law. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty against Guarantor or its properties in the courts of any jurisdiction or to serve process in any other manner permitted by law.

(c)           Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section.  Guarantor

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hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

6.8          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.9           Survival.  The representations, covenants and agreements set forth in this Guaranty shall continue and survive until the final termination of this Guaranty in accordance with Article V.

6.10         Rights Cumulative; Delay Not Waiver.  The exercise of any right, benefit of privilege under any of the Loan Documents or at law or in equity shall not preclude the concurrent or subsequent exercise of any of the other present or future rights, benefits or privileges of the Administrative Agent or any Lender.  The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law, the other Loan Documents.  No failure by the Administrative Agent or any Lender to exercise, and no delay in exercising, any right under this Guaranty or any other Loan Document shall operate as a waiver thereof.

6.11         Severability.  If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties to it.  Each waiver in this Guaranty is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against the Administrative Agent or any  Lender for having bargained for and obtained it.

6.12         Counterparts.  This Guaranty may be executed by Guarantor in any number of counterparts with the same effect as if both officers of Guarantor had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

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6.13         Entire Agreement.  This Guaranty embodies the entire agreement and understanding among the parties with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.  Guarantor acknowledges and agrees that there is no oral agreement between Guarantor and the Administrative Agent or any Lender which has not been incorporated in this Guaranty.

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THIS GUARANTY is executed as of the date first above written.

S&S TRUST

By:	/s/ Don Mueller
Name:	Don Mueller
President

By:	/s/ Steve Parsons
Name:	Steve Parsons
Secretary

ADDRESS:

2707 North Loop West, 8th Floor

Houston, Texas 77008

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GUARANTY

THIS GUARANTY (“Guaranty”), dated as of January 12, 2005, is executed and delivered by the undersigned corporations (each, a “Guarantor” and collectively the “Guarantors”) to each of the financial institutions from time to time party to the Credit Agreement dated as of January 12, 2005, by and among Stewart & Stevenson Services, Inc., the Lenders (as herein defined), and JPMorgan Chase Bank, N.A., Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”); such Credit Agreement, as amended, supplemented and restated from time to time, is herein called the “Credit Agreement”.

ARTICLE I

1.1           Definitions.  As used in this Guaranty, terms not defined herein which are defined in the Credit Agreement shall have the meanings therein ascribed to them, and the following terms shall have these respective meanings:

Borrower means Stewart & Stevenson Services, Inc., a Texas corporation and the direct or indirect owner of all of the equity interest in each of the Guarantors.

Debt means all debt (principal, interest, reimbursement obligation, indemnity, fee or other) incurred under or in connection with the Credit Agreement.  The Debt includes interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against any Obligor or (b) the obligations of any Obligor shall cease to exist by operation of law or for any other reason (other than full and final payment thereof when due).  The Debt also includes all reasonable attorneys’ fees and any other expenses incurred by the Administrative Agent or any Lender in enforcing any of the Loan Documents.

Dollars and $ means lawful money of the United States of America.

Guaranteed Debt means, with respect to each Guarantor, the Maximum Amount less the amount, if any, of all previous payments of Guaranteed Debt made by such Guarantor.

Guarantor’s Net Worth means, as of any date of determination thereof and with respect to each Guarantor: (a) the aggregate fair saleable value of the assets of such Guarantor as of such date (including the fair saleable value of the amounts received or receivable by such Guarantor pursuant to its rights to subrogation, contribution and indemnity), minus (b) the amount of all liabilities of such Guarantor, contingent or otherwise, as of such date (but excluding all contingent liabilities under this Guaranty).  It is agreed that a Guarantor’s Net Worth may fluctuate from time to time after the date hereof, as it is determined on each Determination Date (as defined in the definition of “Maximum Amount”).

Lender means a Lender from time to time party to the Credit Agreement, and shall include each Issuing Bank, any Lender or any Affiliate of any Lender as an Issuing Bank, and JPMorgan Chase Bank, N. A. as lender of the Swing Loans.

Maximum Amount means, with respect to each Guarantor, the greatest of (a) all proceeds (without duplication) of the Obligations directly or indirectly (by intercompany loan, advance, capital contribution, such Guarantor’s ownership interest in any Person receiving the proceeds of the Obligations, or otherwise) advanced to or for the account of, or used by or for the benefit of, such Guarantor; (b) ninety-five percent (95%) of such Guarantor’s Net Worth from time to time; or (c) the amount that in a legal proceeding brought within the applicable limitations period is determined by the final, non-appealable order of a court having jurisdiction over the issue and the relevant parties to be the amount of value given by the Lenders, or received by such Guarantor, in exchange for the obligations of such Guarantor under this Guaranty; provided, however, that the Maximum Amount shall not exceed the maximum amount which such Guarantor could pay or be liable for under this Guaranty without having such payment or liability set aside as a fraudulent conveyance or fraudulent transfer or other similar action under any applicable bankruptcy, insolvency or other similar law of any jurisdiction.  If on the date of any extension of credit made under the Credit Agreement after the date hereof (any such date being herein called a “Determination Date”), ninety-five percent (95%) of a Guarantor’s Net Worth is greater than either of the amounts described in clauses (a) and (c) above, the Maximum Amount shall be deemed to have increased through and as of such Determination Date to ninety-five  percent (95%) of such Guarantor’s Net Worth as determined on such Determination Date (and the Guaranteed Debt of such Guarantor shall have correspondingly increased), without further action by or agreement between any Lender or the Administrative Agent and any Guarantor, and any subsequent reduction or diminution of such Guarantor’s Net Worth after such Determination Date will not reduce such Guarantor’s Guaranteed Debt of such Guarantor. The Lenders, the Administrative Agent and each Guarantor acknowledge and agree that, for the purposes of this Guaranty and any legal proceeding brought within the applicable limitations period before a court having jurisdiction over the issue and the applicable parties, the amount of value given by the Lenders in connection with the Obligations shall be presumed to be equal to or more than, without duplication, all funds, property, and proceeds that are directly or indirectly (e.g., by intercompany loan, advance, capital contribution, such Guarantor’s ownership interest in any Person receiving the proceeds of the Obligations, or otherwise) advanced to or for the account of, or used by or for the benefit of, such Guarantor in connection with the transactions and events relating to the Obligations.

Obligor means any person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Debt, including the Borrower and the Guarantors.

ARTICLE II

2.1           Execution of Loan Documents.  The Borrower and the other Loan Parties have executed and delivered the Credit Agreement and other Loan Documents to the Lenders and the Administrative Agent.

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2.2           Consideration.  In consideration of the credit and other financial accommodations extended and contemplated to be extended to the Borrower by the Lenders and the Administrative Agent pursuant to the Loan Documents or otherwise, which each Guarantor has determined will substantially benefit such Guarantor directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which each Guarantor hereby acknowledges, each Guarantor executes and delivers this Guaranty to the Lenders and the Administrative Agent, with the intention of being presently and legally bound by its terms.

ARTICLE III

3.1           Payment Guaranty.

(a)           In order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to extend credit from time to time thereunder, and in consideration thereof, each Guarantor, as a primary obligor and not as a surety, unconditionally guarantees to the Lenders and the Administrative Agent the full, prompt and punctual payment and performance of the Debt when due (whether at stated maturity, by acceleration or otherwise) in accordance with the Loan Documents.  This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Debt shall not be paid when due, each Guarantor agrees immediately to pay the Debt to the Lenders or other Persons entitled to it, in Dollars, regardless of (i) any defense (other than the defense of prior full and final payment when due), right of set-off or counterclaim which any Guarantor may have or assert, (ii) whether any other such Person shall have taken any steps to enforce any rights against the Borrower or any other Person to collect any of the Obligations, and (iii) any other circumstance, condition or contingency.

(b)           NOTWITHSTANDING THE FOREGOING, to the extent that in a legal proceeding brought within the applicable limitations period it is determined by the final, non-appealable order of a court having jurisdiction over the issue and the relevant parties that any Guarantor received less than a reasonably equivalent value in exchange for such Guarantor’s incurrence of its obligations under this Guaranty, then and only then the liability of such Guarantor under this Guaranty shall be limited to an amount equal to the Guaranteed Debt for such Guarantor.  The Lenders acting through the Administrative Agent shall have the right to determine and designate from time to time, without notice to or assent of any Guarantor, which portions of the Debt such limitation applies to, and each Guarantor acknowledges that such determination and designation shall be conclusive on all parties. This Guaranty shall not fail or be ineffective or invalid or be considered too indefinite or contingent with respect to any Guarantor because the Guaranteed Debt of the Guarantors or any of them may fluctuate from time to time, or for any other reason.

3.2           Application.  Each Guarantor agrees that any payment or prepayment by any Guarantor or any other Person against the Debt shall be deemed paid first against that portion of the Debt not included in “Guaranteed Debt” of such Guarantor or determined for any reason not

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to be a part of “Guaranteed Debt” of such Guarantor, and then shall be paid against any portion of the Debt that is Guaranteed Debt of such Guarantor, in such order and manner as the Lenders or the Administrative Agent shall determine in their respective sole and absolute discretion.

3.3           Notification.  Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Guaranty, it will notify the Administrative Agent in writing that such payment is made under this Guaranty.  No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor under this Guaranty (although any such payments, setoff or other application, once final, shall, subject to Section 3.9, reduce by an equal amount the outstanding amount of the Debt).

3.4           Amendments, Etc. with Respect to the Obligations.  Each Guarantor shall remain obligated under this Guaranty notwithstanding that, without any reservation of rights against any Guarantor, and without notice to or further assent by any Guarantor, (a) any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Lender is rescinded by the Administrative Agent or such Lender, (b) any of the Obligations is extended, continued, or modified, or (c) any of the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security therefor or guarantee thereof or right of offset with respect thereto, is, from time to time, in whole or in part, renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender.  The Credit Agreement and any other Loan Document may from time to time be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without in any way releasing, diminishing, reducing, impairing or otherwise affecting the obligations of any Guarantor under this Guaranty.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantees contained in this Guaranty or any property subject thereto.

Each Guarantor WAIVES diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Guarantor or the Borrower or any other Obligor with respect to the Obligations.  This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or any guarantee or right of offset with respect thereto at any time or from time to time held or purported to be held by the Administrative Agent or any Lender, (b) the legality under any applicable Legal Requirement of repayment by the Borrower or any other Obligor of any of the Obligations or the adoption or application of any Legal Requirement purporting to render any such Obligations null and void, (c) any defense, setoff or counterclaim which may at any time be

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available to or be asserted by any Guarantor against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever, other than full and final payment when due, (with or without notice to or knowledge of any Guarantor or the Borrower or any other Obligor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Obligor for any of the Obligations, or of any Guarantor under this Guaranty, in bankruptcy or in any other instance. The Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower, any Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower, any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Guarantor any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability under this Guaranty and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.

3.5           Obligations Not Affected.  Each Guarantor’s covenants, agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any competent Governmental Authority, and whether or not any Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, each Guarantor hereby WAIVES):

(a)           release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Loan Documents or by applicable law on the Borrower or any other party to the Loan Documents.

(b)           extension of the time for payment of any part of the Obligations or any other sums payable under the Loan Documents, extension of the time for performance of any other obligation under or arising out of or in connection with the Loan Documents or change in the manner, place or other terms of such payment or performance.

(c)           settlement or compromise of any or all of the Obligations.

(d)           renewal, supplementation, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of all or any part of any of the Loan Documents or any obligation under the Loan Documents of the Borrower or any other party to the Loan Documents (without limitation on the number of times any of the foregoing may occur).

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(e)           acceleration of the time for payment or performance of any Obligations or other obligation under any of the Loan Documents or exercise of any other right, privilege or remedy under or in regard to any of the Loan Documents.

(f)            failure, omission, delay, neglect, refusal or lack of diligence by the Administrative Agent or any Lender or any other Person to assert, enforce, give notice of intent to exercise — or any other notice with respect to — or exercise any right, privilege, power or remedy conferred on the Administrative Agent or any Lender or any other Person in any of the Loan Documents or by law or action on the part of the Administrative Agent or any Lender or any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to the Borrower or any other Person.

(g)           taking or acceptance of any security or any other guaranty for the payment or performance of any or all of the Obligations.

(h)           voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting the Borrower or any other Obligor or any Guarantor or any of the assets of the Borrower or any other Obligor or any Guarantor, even if any of the Obligations is thereby rendered void, unenforceable or uncollectible.

(i)            occurrence or discovery of any lack of genuineness, irregularity, invalidity or unenforceability of any of the Obligations or Loan Documents or any defect or deficiency in any of the Obligations or Loan Documents.

(j)            failure by the Administrative Agent, any Lender or any other Person to notify -- or timely notify -- any Guarantor of any default, event of default or similar event (however denominated) under any of the Loan Documents, or of any renewal, extension, supplementation, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of all or any part of the Obligations, release or exchange of any security, other action taken or not taken by the Administrative Agent or any Lender against the Borrower, any Guarantor or any other Person, or any other event or circumstance. Neither the Administrative Agent nor any Lender shall have any duty or obligation to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations or this Guaranty.

(k)           occurrence of any event or circumstance (other than full and final payment when due) which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Obligor or any Guarantor, including failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

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(l)            receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any rights, remedies, powers or privileges of the Administrative Agent or any Lender under any of the Loan Documents, by law or otherwise available to the  Administrative Agent or any Lender (although any such receipt or application, once final, shall, subject to Section 3.9, reduce by an equal amount the amount of the Debt).

(m)          occurrence of any act, error or omission of the Administrative Agent or any Lender, except behavior which is proven to be in bad faith or which is a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender, in each case to the extent (but only to the extent) that Guarantors cannot effectively waive the right to complain.

3.6           Waivers.  Each Guarantor hereby WAIVES and RELEASES all right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of all or any part of the Obligations, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and all other notices and demands, collection suit and the taking of any other action by the Administrative Agent or any Lender.

3.7.          Guaranty of Payment and Not of Collection.  This is an absolute guaranty of payment and not of collection, and an absolute guaranty of the Debt, and each Guarantor WAIVES any right to require that any action be brought against the Borrower or any other Person, or that the Administrative Agent or any Lender be required to enforce, attempt to enforce or exhaust any rights, benefits or privileges of the Administrative Agent or any Lender under any of the Loan Documents, by law or otherwise; provided that nothing herein shall be construed to prevent the Administrative Agent or any Lender from exercising and enforcing at any time any right, benefit or privilege which the Administrative Agent or such Lender may have under any Loan Document or by law from time to time, and at any time. Each Guarantor agrees that such Guarantor’s obligations hereunder are —and shall be — absolute, independent, unconditional, joint and several under any and all circumstances.  Should the Administrative Agent or any Lender seek to enforce any Guarantor’s obligations by action in any court, each Guarantor WAIVES any requirement, substantive or procedural, that (a) the Administrative Agent or any Lender pursue any foreclosure action, realize or attempt to realize on any security or preserve or enforce any deficiency claim against the Borrower, any Guarantor or any other Person after any such realization, (b) a judgment first be sought or rendered against the Borrower, any Guarantor or any other Person, (c) the Borrower, any Guarantor or any other Person be joined in such action, or (d) a separate action be brought against the Borrower, any Guarantor or any other Person. Each Guarantor’s obligations under this Guaranty are several from those of the Borrower or any other Person and are primary obligations concerning which such Guarantor is the principal obligor. All waivers in this Guaranty or any of the other Loan Documents shall be without prejudice to the right of the Administrative Agent or any Lender at its option to proceed against the Borrower, any Guarantor or any other Person, whether by separate action or by joinder.

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3.8           Obligations Joint and Several with Other Guaranties.  If any other Person makes any guaranty of any of the Obligations or gives any security for them, each Guarantor’s obligations under this Guaranty shall be joint and several with the obligations of such other Person pursuant to such agreement or other papers making the guaranty or giving the security.

3.9           Reinstatement.  Each Guarantor agrees that, if at any time all or any part of any payment previously applied by the Administrative Agent or any Lender to the Obligations is or must be returned by the Administrative Agent or such Lender—or is recovered from the Administrative Agent or such Lender—for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, each Guarantor hereby agrees to indemnify the Administrative Agent and each Lender against, and to save and hold the Administrative Agent and each Lender harmless from, any required return by the Administrative Agent or any Lender—or recovery from the Administrative Agent or any Lender—of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.  The provisions of this Section 3.9 shall survive the termination of this Guaranty and any satisfaction and discharge of the Borrower or any other Obligor by virtue of any payment, court order or other Legal Requirement.

3.10         Acknowledgment. Each Guarantor agrees that the Debt guaranteed by such Guarantor under this Guaranty may at any time and from time to time exceed the Maximum Amount without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent or any Lender under this Guaranty.

3.11         Effect of Stay.  If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrower or any other Obligor of a case or proceeding under any bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and such Guarantor shall forthwith pay such Obligations (including interest which but for the filing of such petition in bankruptcy would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

3.12         Subrogation and Contribution.  Each Guarantor expressly WAIVES any and all rights of subrogation, reimbursement, contribution, exoneration and indemnity, contractual, statutory or otherwise, against the Administrative Agent and the Lenders individually and collectively, including any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor or similar Legal Requirement arising from the existence or performance of this Guaranty, until the termination of this Guaranty, and until such termination each Guarantor irrevocably WAIVES any right to enforce any remedy which the Administrative Agent or any Lender now has or may hereafter have against the Borrower or any other Obligor and the benefit of and any right to participate in any security now or hereafter held by the

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Administrative Agent or any Lender.  Until such termination, if any amount shall be paid by or on behalf of the Borrower or any other Person to any Guarantor on account of any of the rights waived in this Section 3.12, such amount shall be held by such Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent for the account of each Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent or such Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine in accordance with the Loan Documents.  The provisions of this Section 3.12 shall survive the term of this Guaranty, the payment in full of the Obligations and the termination of the Commitments.

3.13         Administrative Matters.  If, in the exercise of any of its rights and remedies, the Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower or any other Obligor or any Guarantor, for any reason, each Guarantor hereby consents to such action, even if such action by the Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation which any Guarantor might otherwise have had but for such action by the Administrative Agent or such Lender.  Any election of remedies which results in the denial or impairment of the right of the Administrative Agent or any Lender to seek a deficiency judgment against the Borrower or any other Obligor shall not impair any Guarantor’s obligation to pay the full amount of such Guarantor’s Guaranteed Debt.

3.14         Reliance on Guaranty.  All extensions of credit and financial accommodations heretofore or hereafter made by the Administrative Agent or any Lender under or in respect of the Credit Agreement or any of the other Loan Documents shall be conclusively presumed to have been made in reliance on and acceptance of this Guaranty.

ARTICLE IV

In order to induce the Administrative Agent and the Lenders to accept and rely on this Guaranty, Guarantors jointly and severally warrant and represent to the Administrative Agent and each Lender as follows:

4.1           Relationship to the Borrower.  Each Guarantor has determined that its liability and obligation under this Guaranty may reasonably be expected to substantially benefit it directly or indirectly, and its board of directors (or such board’s duly authorized and appointed designee) or other equivalent body has made that determination.  Each Guarantor is interdependent with the Borrower in the conduct of its business, and the Borrower and the Guarantors do business together as an integrated business enterprise. The maintenance and improvement of the Borrower’s financial condition is vital to sustaining each Guarantor’s business, and the transactions contemplated in this Guaranty produce distinct and identifiable financial and economic direct or indirect benefits to each Guarantor.  Such identifiable benefits include:  (a) the availability to each Guarantor of the proceeds of the Loans on an as-needed basis by way of intercompany loans and/or capital contributions for general corporate or other purposes, and

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(b) the general improvement of each Guarantor’s financial and economic condition.  Each Guarantor has had full and complete access to the underlying papers relating to the Obligations and all other papers executed by the Borrower or any other Person in connection with the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Each Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Each Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower’s financial condition, and is not depending on the Administrative Agent or any Lender to provide such information, now or in the future. Each Guarantor agrees that neither the Administrative Agent nor any Lender shall have any obligation to advise or notify it or to provide it with any data or information. The execution and delivery of this Guaranty is not a condition precedent (and neither the Administrative Agent nor any Lender has in any way implied that the execution of this Guaranty is a condition precedent) to the making, extending or modifying of any loan or any other financial accommodation to or for any Guarantor.

4.2           Guarantors Solvent.  Each Guarantor is now Solvent, and no bankruptcy or insolvency proceedings are pending or contemplated by or — to the best of any Guarantor’s knowledge — against any Guarantor. Each Guarantor’s liabilities and obligations under this Guaranty do not and will not render such Guarantor not Solvent, cause such Guarantor’s liabilities to exceed such Guarantor’s assets or leave such Guarantor with too little capital to properly conduct all of its business as now conducted or contemplated to be conducted.

4.3           Organization; Powers.  Sierra Detroit Diesel Allison is a corporation validly existing and in good standing under the laws of the State of Nevada.  Stewart & Stevenson Power, Inc. is a corporation validly existing and in good standing under the laws of the State of Delaware.  Each such corporation has all requisite power and authority under its organizational documents to execute, deliver and perform this Guaranty.

4.4           Authorization; Enforceability.  The execution, delivery and performance of this Guaranty have been duly authorized by all necessary action on the part of each Guarantor.  This Guaranty has been duly executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE V

5.1           Term.  Subject to the automatic reinstatement provisions of Section 3.9, this Guaranty shall terminate and be of no further force or effect upon the occurrence of all of the following:  (i) the full payment of the Debt, (ii) the final expiry of all Letters of Credit, (iii) the complete performance of all of the Obligations of the Obligors under the Loan Documents, and (iv) the final termination of the obligations, if any, of the Administrative Agent and the Lenders

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to make any further Loans or to issue, amend, renew or extend Letters of Credit under the Credit Agreement and the other Loan Documents or to provide any other financial accommodations to the Borrower or any other Obligor thereunder.

ARTICLE VI

6.1           Survival; Persons Bound.  The obligation of each Guarantor under this Guaranty is a continuing guaranty and shall (a) be binding upon such Guarantor, its successors and assigns; and (b) inure, together with the rights and remedies of the Administrative Agent and each Lender under this Guaranty to the benefit of the Administrative Agent and each Lender and their respective successors, and permitted transferees and assigns.  Without limiting the generality of the foregoing, the Administrative Agent or any Lender may assign or otherwise transfer its rights and obligations under this Guaranty and the other Loan Documents to any other Person or entity in accordance with the terms of the Credit Agreement, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent or such Lender in this Guaranty or otherwise.  No Guarantor shall assign or delegate any of its obligations under this Guaranty or any of the other Loan Documents without the express prior written consent of the Required Lenders in accordance with the Credit Agreement.

6.2           Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and each Lender that all obligations and liabilities of the Borrower and its Subsidiaries and each other Obligor to such Guarantor of whatsoever description (excluding, however, Intercompany Debits and Credits) shall be subordinated and junior in right of payment to the Obligations.  No Guarantor shall accept any payment on any indebtedness (excluding Intercompany Debits and Credits) of the Borrower or any of its Subsidiaries or any other Obligor until the termination of this Guaranty, shall in no circumstance whatsoever attempt to set-off or reduce any obligations because of such indebtedness and shall, if the Administrative Agent shall so request, collect and receive such indebtedness as trustee for the Administrative Agent and the Lenders and pay over all sums so collected to the Administrative Agent for the account of the Lenders on account of the Obligations but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty; provided, however, that as long as no Event of Default shall have occurred and be continuing, each Guarantor shall be allowed to receive and retain scheduled payments of principal of and interest on indebtedness of the Borrower or any of its Subsidiaries.

6.3           Waiver of Suretyship Rights.  By signing this Guaranty, each Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, §17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended and in effect from time to time.

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6.4           Amendments in Writing.  This Guaranty shall not be changed orally but shall be changed only by agreement in writing signed by each Guarantor and the Administrative Agent in accordance with the Credit Agreement.  Any waiver or consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

6.5           Notices.  Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as set forth on their signatures pages to this Guaranty (and if so given, shall be deemed given when mailed). Notice to the Borrower or any Guarantor shall constitute notice to both Guarantors.  Any Guarantor’s address for notice may be changed at any time and from time to time, but only after 30 days’ advance written notice to the Administrative Agent, and shall be the most recent such address furnished in writing by such Guarantor to the Administrative Agent. The address of the Administrative Agent may be changed at any time and from time to time, in the manner provided in the Credit Agreement. Actual notice, however and from whomever given or received, shall always be effective when received.

6.6           “Including” is Not Limiting; Section Headings.   Wherever the term “including” or a similar term is used in this Guaranty, it shall be read as if it were written “including by way of example only and without in any way limiting the generality of the clause or concept referred to.”  The headings used in this Guaranty are included for reference only and shall not be considered in interpreting, applying or enforcing this Guaranty.

6.7          Governing Law and Jurisdiction.

(a)           This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to any conflicts of laws principles that would require the application of the laws of another jurisdiction.

(b)           Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each Guarantor further (a) agrees to designate and maintain an agent for service of process in the City of New York in connection with any such suit, action or proceeding and to deliver to the Administrative Agent evidence thereof at any time and from time to time

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upon request, and (b) irrevocably consents to the service of process in any suit, action or proceeding under this Guaranty by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such Guarantor at its address as provided in this Guaranty or as otherwise provided by New York law. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty against a Guarantor or its properties in the courts of any jurisdiction or to serve process in any other manner permitted by law.

(c)           Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section.  Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

6.8          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.9           Survival.  The representations, covenants and agreements set forth in this Guaranty shall continue and survive until the final termination of this Guaranty in accordance with Article V.

6.10         Rights Cumulative; Delay Not Waiver.  The exercise of any right, benefit of privilege under any of the Loan Documents or at law or in equity shall not preclude the concurrent or subsequent exercise of any of the other present or future rights, benefits or privileges of the Administrative Agent or any Lender.  The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law, the other Loan Documents.  No failure by the Administrative Agent or any Lender to exercise, and no delay in exercising, any right under this Guaranty or any other Loan Document shall operate as a waiver thereof.

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6.11         Severability.  If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties to it.  Each waiver in this Guaranty is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against the Administrative Agent or any Lender for having bargained for and obtained it.

6.12         Entire Agreement.  This Guaranty embodies the entire agreement and understanding among the parties with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.  Each Guarantor acknowledges and agrees that there is no oral agreement between such Guarantor and the Administrative Agent or any Lender which has not been incorporated in this Guaranty.

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THIS GUARANTY is executed as of the date first above written.

SIERRA DETROIT DIESEL ALLISON, INC.

By:	/s/ John B. Simmons
Name:	John B. Simmons
Title:	Vice President & Treasurer

STEWART & STEVENSON POWER, INC.

By:	/s/ John B. Simmons
Name:	John B. Simmons
Title:	Vice President & Treasurer

ADDRESS for all Guarantors:

2707 North Loop West, 8th Floor

Houston, Texas 77008

GUARANTY

THIS GUARANTY (“Guaranty”), dated as of January 12, 2005, is executed and delivered by the undersigned limited partnership (“Guarantor”) to each of the financial institutions from time to time party to the Credit Agreement dated as of January 12, 2005, by and among Stewart & Stevenson Services, Inc., the Lenders (as herein defined), and JPMorgan Chase Bank, N.A. as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”); such Credit Agreement, as amended, supplemented and restated from time to time, is herein called the “Credit Agreement.”

ARTICLE I

1.1           Definitions.  As used in this Guaranty, terms not defined herein which are defined in the Credit Agreement shall have the meanings therein ascribed to them, and the following terms shall have these respective meanings:

Borrower means Stewart & Stevenson Services, Inc., a Texas corporation and the direct or indirect owner of all of the equity interest in Guarantor.

Debt means all debt (principal, interest, reimbursement obligation, indemnity, fee or other) incurred under or in connection with the Credit Agreement.  The Debt includes interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against any Obligor or (b) the obligations of any Obligor shall cease to exist by operation of law or for any other reason (other than full and final payment thereof when due).  The Debt also includes all reasonable attorneys’ fees and any other expenses incurred by the Administrative Agent or any Lender in enforcing any of the Loan Documents.

Dollars and $ means lawful money of the United States of America.

Guaranteed Debt means the Maximum Amount less the amount, if any, of all previous payments of Guaranteed Debt made by Guarantor.

Guarantor’s Net Worth means, as of any date of determination thereof and with respect to Guarantor: (a) the aggregate fair saleable value of the assets of Guarantor as of such date (including the fair saleable value of the amounts received or receivable by Guarantor pursuant to its rights to subrogation, contribution and indemnity), minus (b) the amount of all liabilities of Guarantor, contingent or otherwise, as of such date (but excluding all contingent liabilities under this Guaranty).  It is agreed that Guarantor’s Net Worth may fluctuate from time to time after the date hereof, as it is determined on each Determination Date (as defined in the definition of “Maximum Amount”).

Lender means a Lender from time to time party to the Credit Agreement, and shall include each Issuing Bank, any Lender or any Affiliate of any Lender as an Issuing Bank, and JPMorgan Chase Bank, N.A. as lender of the Swing Loans.

Maximum Amount means the greatest of (a) all proceeds (without duplication) of the Obligations directly or indirectly (by intercompany loan, advance, capital contribution, Guarantor’s ownership interest in any Person receiving the proceeds of the Obligations, or otherwise) advanced to or for the account of, or used by or for the benefit of, Guarantor; (b) ninety-five percent (95%) of Guarantor’s Net Worth from time to time; or (c) the amount that in a legal proceeding brought within the applicable limitations period is determined by the final, non-appealable order of a court having jurisdiction over the issue and the relevant parties to be the amount of value given by the Lenders, or received by Guarantor, in exchange for the obligations of Guarantor under this Guaranty; provided, however, that the Maximum Amount shall not exceed the maximum amount which Guarantor could pay or be liable for under this Guaranty without having such payment or liability set aside as a fraudulent conveyance or fraudulent transfer or other similar action under any applicable bankruptcy, insolvency or other similar law of any jurisdiction.  If on the date of any extension of credit made under the Credit Agreement after the date hereof (any such date being herein called a “Determination Date”), ninety-five percent (95%) of Guarantor’s Net Worth is greater than either of the amounts described in clauses (a) and (c) above, the Maximum Amount shall be deemed to have increased through and as of such Determination Date to ninety-five percent (95%) of Guarantor’s Net Worth as determined on such Determination Date (and the Guaranteed Debt shall have correspondingly increased), without further action by or agreement between any Lender or the Administrative Agent or Guarantor, and any subsequent reduction or diminution of Guarantor’s Net Worth after such Determination Date will not reduce Guarantor’s Guaranteed Debt. The Lenders, the Administrative Agent and Guarantor acknowledge and agree that, for the purposes of this Guaranty and any legal proceeding brought within the applicable limitations period before a court having jurisdiction over the issue and the applicable parties, the amount of value given by the Lenders in connection with the Obligations shall be presumed to be equal to or more than, without duplication, all funds, property, and proceeds that are directly or indirectly (e.g., by intercompany loan, advance, capital contribution, Guarantor’s ownership interest in any Person receiving the proceeds of the Obligations, or otherwise) advanced to or for the account of, or used by or for the benefit of, Guarantor in connection with the transactions and events relating to the Obligations.

Obligor means any person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Debt, including the Borrower and Guarantor.

ARTICLE II

2.1           Execution of Loan Documents.  The Borrower and the other Loan Parties have executed and delivered the Credit Agreement and other Loan Documents to the Lenders and the Administrative Agent.

2.2           Consideration.  In consideration of the credit and other financial accommodations extended and contemplated to be extended to the Borrower by the Lenders and the Administrative Agent pursuant to the Loan Documents or otherwise, which Guarantor has determined will substantially benefit Guarantor directly or indirectly, and for other good and

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valuable consideration, the receipt and sufficiency of which Guarantor hereby acknowledges, Guarantor executes and delivers this Guaranty to the Lenders and the Administrative Agent, with the intention of being presently and legally bound by its terms.

ARTICLE III

3.1           Payment Guaranty.

(a)           In order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to extend credit from time to time thereunder, and in consideration thereof, Guarantor, as a primary obligor and not as a surety, unconditionally guarantees to the Lenders and the Administrative Agent the full, prompt and punctual payment and performance of the Debt when due (whether at stated maturity, by acceleration or otherwise) in accordance with the Loan Documents.  This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Debt shall not be paid when due, Guarantor agrees immediately to pay the Debt to the Lenders or other Persons entitled to it, in Dollars, regardless of (i) any defense (other than the defense of prior full and final payment when due), right of set-off or counterclaim which Guarantor may have or assert, (ii) whether any other such Person shall have taken any steps to enforce any rights against the Borrower or any other Person to collect any of the Obligations, and (iii) any other circumstance, condition or contingency.

(b)           NOTWITHSTANDING THE FOREGOING, to the extent that in a legal proceeding brought within the applicable limitations period it is determined by the final, non-appealable order of a court having jurisdiction over the issue and the relevant parties that Guarantor received less than a reasonably equivalent value in exchange for Guarantor’s incurrence of its obligations under this Guaranty, then and only then the liability of Guarantor under this Guaranty shall be limited to an amount equal to the Guaranteed Debt.  The Lenders acting through the Administrative Agent shall have the right to determine and designate from time to time, without notice to or assent of Guarantor, which portions of the Debt such limitation applies to, and Guarantor acknowledges that such determination and designation shall be conclusive on all parties. This Guaranty shall not fail or be ineffective or invalid or be considered too indefinite or contingent with respect to Guarantor because the Guaranteed Debt may fluctuate from time to time, or for any other reason.

3.2           Application.  Guarantor agrees that any payment or prepayment by Guarantor or any other Person against the Debt shall be deemed paid first against that portion of the Debt not included in “Guaranteed Debt” or determined for any reason not to be a part of “Guaranteed Debt”, and then shall be paid against any portion of the Debt that is Guaranteed Debt, in such order and manner as the Lenders or the Administrative Agent shall determine in their respective sole and absolute discretion.

3.3           Notification.  Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Guaranty, it will notify the Administrative Agent in writing that such payment is made

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under this Guaranty.  No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor under this Guaranty (although any such payments, setoff or other application, once final, shall, subject to Section 3.9, reduce by an equal amount the outstanding amount of the Debt).

3.4           Amendments, Etc. with Respect to the Obligations.  Guarantor shall remain obligated under this Guaranty notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, (a) any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Lender is rescinded by the Administrative Agent or such Lender, (b) any of the Obligations is extended, continued, or modified, or (c) any of the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security therefor or guarantee thereof or right of offset with respect thereto, is, from time to time, in whole or in part, renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender.  The Credit Agreement and any other Loan Document may from time to time be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without in any way releasing, diminishing, reducing, impairing or otherwise affecting the obligations of Guarantor under this Guaranty.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantees contained in this Guaranty or any property subject thereto.

Guarantor WAIVES diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Guarantor or the Borrower or any other Obligor with respect to the Obligations.  This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or any guarantee or right of offset with respect thereto at any time or from time to time held or purported to be held by the Administrative Agent or any Lender, (b) the legality under any applicable Legal Requirement of repayment by the Borrower or any other Obligor of any of the Obligations or the adoption or application of any Legal Requirement purporting to render any such Obligations null and void, (c) any defense, setoff or counterclaim which may at any time be available to or be asserted by Guarantor against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever, other than full and final payment when due, (with or without notice to or knowledge of Guarantor or the Borrower or any other Obligor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Obligor for any of the Obligations, or of Guarantor under this Guaranty, in bankruptcy or in any other instance. The Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower,

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Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower, Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, Guarantor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability under this Guaranty and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against Guarantor.

3.5           Obligations Not Affected. Guarantor’s covenants, agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any competent Governmental Authority, and whether or not Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, Guarantor hereby WAIVES):

(a)           release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Loan Documents or by applicable law on the Borrower or any other party to the Loan Documents.

(b)           extension of the time for payment of any part of the Obligations or any other sums payable under the Loan Documents, extension of the time for performance of any other obligation under or arising out of or in connection with the Loan Documents or change in the manner, place or other terms of such payment or performance.

(c)           settlement or compromise of any or all of the Obligations.

(d)           renewal, supplementation, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of all or any part of any of the Loan Documents or any obligation under the Loan Documents of the Borrower or any other party to the Loan Documents (without limitation on the number of times any of the foregoing may occur).

(e)           acceleration of the time for payment or performance of any Obligations or other obligation under any of the Loan Documents or exercise of any other right, privilege or remedy under or in regard to any of the Loan Documents.

(f)            failure, omission, delay, neglect, refusal or lack of diligence by the Administrative Agent or any Lender or any other Person to assert, enforce, give notice of intent to exercise—or any other notice with respect to—or exercise any right, privilege, power or remedy conferred on the Administrative Agent or any Lender or any other Person in any of the Loan Documents or by law or action on the part of the Administrative Agent or any Lender or

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any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to the Borrower or any other Person.

(g)           taking or acceptance of any security or any other guaranty for the payment or performance of any or all of the Obligations.

(h)           voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting the Borrower or any other Obligor or Guarantor or any of the assets of the Borrower or any other Obligor or Guarantor, even if any of the Obligations is thereby rendered void, unenforceable or uncollectible.

(i)            occurrence or discovery of any lack of genuineness, irregularity, invalidity or unenforceability of any of the Obligations or Loan Documents or any defect or deficiency in any of the Obligations or Loan Documents.

(j)            failure by the Administrative Agent, any Lender or any other Person to notify—or timely notify—Guarantor of any default, event of default or similar event (however denominated) under any of the Loan Documents, or of any renewal, extension, supplementation, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of all or any part of the Obligations, release or exchange of any security, other action taken or not taken by the Administrative Agent or any Lender against the Borrower, Guarantor or any other Person, or any other event or circumstance. Neither the Administrative Agent nor any Lender shall have any duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations or this Guaranty.

(k)           occurrence of any event or circumstance (other than full and final payment when due) which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Obligor or Guarantor, including failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

(l)            receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any rights, remedies, powers or privileges of the Administrative Agent or any Lender under any of the Loan Documents, by law or otherwise available to the Administrative Agent or any Lender (although any such receipt or application, once final, shall, subject to Section 3.9, reduce by an equal amount the amount of the Debt).

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(m)          occurrence of any act, error or omission of the Administrative Agent or any Lender, except behavior which is proven to be in bad faith or which is a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender, in each case to the extent (but only to the extent) that Guarantor cannot effectively waive the right to complain.

3.6           Waivers.  Guarantor hereby WAIVES and RELEASES all right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of all or any part of the Obligations, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and all other notices and demands, collection suit and the taking of any other action by the Administrative Agent or any Lender.

3.7.          Guaranty of Payment and Not of Collection.  This is an absolute guaranty of payment and not of collection, and an absolute guaranty of the Debt, and Guarantor WAIVES any right to require that any action be brought against the Borrower or any other Person, or that the Administrative Agent or any Lender be required to enforce, attempt to enforce or exhaust any rights, benefits or privileges of the Administrative Agent or any Lender under any of the Loan Documents, by law or otherwise; provided that nothing herein shall be construed to prevent the Administrative Agent or any Lender from exercising and enforcing at any time any right, benefit or privilege which the Administrative Agent or such Lender may have under any Loan Document or by law from time to time, and at any time. Guarantor agrees that Guarantor’s obligations hereunder are—and shall be—absolute, independent, unconditional, joint and several under any and all circumstances.  Should the Administrative Agent or any Lender seek to enforce Guarantor’s obligations by action in any court, Guarantor WAIVES any requirement, substantive or procedural, that (a) the Administrative Agent or any Lender pursue any foreclosure action, realize or attempt to realize on any security or preserve or enforce any deficiency claim against the Borrower, Guarantor or any other Person after any such realization, (b) a judgment first be sought or rendered against the Borrower, Guarantor or any other Person, (c) the Borrower, Guarantor or any other Person be joined in such action, or (d) a separate action be brought against the Borrower, Guarantor or any other Person. Guarantor’s obligations under this Guaranty are several from those of the Borrower or any other Person and are primary obligations concerning which Guarantor is the principal obligor. All waivers in this Guaranty or any of the other Loan Documents shall be without prejudice to the right of the Administrative Agent or any Lender at its option to proceed against the Borrower, Guarantor or any other Person, whether by separate action or by joinder.

3.8           Obligations Joint and Several with Other Guaranties.  If any other Person makes any guaranty of any of the Obligations or gives any security for them, Guarantor’s obligations under this Guaranty shall be joint and several with the obligations of such other Person pursuant to such agreement or other papers making the guaranty or giving the security.

3.9           Reinstatement.  Guarantor agrees that, if at any time all or any part of any payment previously applied by the Administrative Agent or any Lender to the Obligations is or

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must be returned by the Administrative Agent or such Lender—or recovered from the Administrative Agent or such Lender—for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Guarantor hereby agrees to indemnify the Administrative Agent and each Lender against, and to save and hold the Administrative Agent and each Lender harmless from, any required return by the Administrative Agent or any Lender—or recovery from the Administrative Agent or any Lender—of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.  The provisions of this Section 3.9 shall survive the termination of this Guaranty and any satisfaction and discharge of the Borrower or any other Obligor by virtue of any payment, court order or other Legal Requirement.

3.10         Acknowledgment. Guarantor agrees that the Debt guaranteed by Guarantor under this Guaranty may at any time and from time to time exceed the Maximum Amount without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent or any Lender under this Guaranty.

3.11         Effect of Stay.  If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrower or any other Obligor of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and Guarantor shall forthwith pay such Obligations (including interest which but for the filing of such petition in bankruptcy would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

3.12         Subrogation and Contribution.  Guarantor expressly WAIVES any and all rights of subrogation, reimbursement, contribution, exoneration and indemnity, contractual, statutory or otherwise, against the Administrative Agent and the Lenders individually and collectively, including any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor or similar Legal Requirement arising from the existence or performance of this Guaranty, until the termination of this Guaranty, and until such termination Guarantor irrevocably WAIVES any right to enforce any remedy which the Administrative Agent or any Lender now has or may hereafter have against the Borrower or any other Obligor and the benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any Lender.  Until such termination, if any amount shall be paid by or on behalf of the Borrower or any other Person to Guarantor on account of any of the rights waived in this Section 3.12, such amount shall be held by Guarantor in trust, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to the Administrative Agent for the account of each Lender in the exact form received by Guarantor (duly indorsed by Guarantor to the Administrative Agent or such Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine in accordance with the Loan Documents.  The provisions of this Section 3.12 shall survive the term of this Guaranty, the payment in full of the Obligations and the termination of the Commitments.

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3.13         Administrative Matters.  If, in the exercise of any of its rights and remedies, the Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower or any other Obligor or Guarantor, for any reason, Guarantor hereby consents to such action, even if such action by the Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by the Administrative Agent or such Lender.  Any election of remedies which results in the denial or impairment of the right of the Administrative Agent or any Lender to seek a deficiency judgment against the Borrower or any other Obligor shall not impair Guarantor’s obligation to pay the full amount of Guarantor’s Guaranteed Debt.

3.14         Reliance on Guaranty.  All extensions of credit and financial accommodations heretofore or hereafter made by the Administrative Agent or any Lender under or in respect of the Credit Agreement or any of the other Loan Documents shall be conclusively presumed to have been made in reliance on and acceptance of this Guaranty.

ARTICLE IV

In order to induce the Administrative Agent and the Lenders to accept and rely on this Guaranty, Guarantor warrants and represents to the Administrative Agent and each Lender as follows:

4.1           Relationship to the Borrower.  Guarantor has determined that its liability and obligation under this Guaranty may reasonably be expected to substantially benefit it directly or indirectly, and its board of directors (or such board’s duly authorized and appointed designee) or other equivalent body has made that determination. Guarantor is interdependent with the Borrower in the conduct of its business, and the Borrower and the Guarantor do business together as an integrated business enterprise. The maintenance and improvement of the Borrower’s financial condition is vital to sustaining Guarantor’s business, and the transactions contemplated in this Guaranty produce distinct and identifiable financial and economic direct or indirect benefits to Guarantor.  Such identifiable benefits include:  (a) the availability to Guarantor of the proceeds of the Loans on an as-needed basis by way of intercompany loans and/or capital contributions for general corporate or other purposes, and (b) the general improvement of Guarantor’s financial and economic condition.  Guarantor has had full and complete access to the underlying papers relating to the Obligations and all other papers executed by the Borrower or any other Person in connection with the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower’s financial condition, and is not depending on the Administrative Agent or any Lender to provide such information, now or in the future. Guarantor agrees that neither the Administrative Agent nor any Lender shall have any obligation to advise or notify it or to provide it with any data or information. The execution and delivery of this

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Guaranty is not a condition precedent (and neither the Administrative Agent nor any Lender has in any way implied that the execution of this Guaranty is a condition precedent) to the making, extending or modifying of any loan or any other financial accommodation to or for Guarantor.

4.2           Guarantor Solvent.  Guarantor is now Solvent, and no bankruptcy or insolvency proceedings are pending or contemplated by or—to the best of Guarantor’s knowledge—against Guarantor. Guarantor’s liabilities and obligations under this Guaranty do not and will not render Guarantor not Solvent, cause Guarantor’s liabilities to exceed Guarantor’s assets or leave Guarantor with too little capital to properly conduct all of its business as now conducted or contemplated to be conducted.

4.3           Organization; Powers.  Guarantor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.  Guarantor has all requisite power and authority under its organizational documents to execute, deliver and perform this Guaranty.

4.4           Authorization; Enforceability.  The execution, delivery and performance of this Guaranty have been duly authorized by all necessary action on the part of Guarantor.  This Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE V

5.1           Term.  Subject to the automatic reinstatement provisions of Section 3.9, this Guaranty shall terminate and be of no further force or effect upon the occurrence of all of the following:  (i) the full payment of the Debt, (ii) the final expiry of all Letters of Credit, (iii) the complete performance of all of the Obligations of the Obligors under the Loan Documents, and (iv) the final termination of the obligations, if any, of the Administrative Agent and the Lenders to make any further Loans or to issue, amend, renew or extend Letters of Credit under the Credit Agreement and the other Loan Documents or to provide any other financial accommodations to the Borrower or any other Obligor thereunder.

ARTICLE VI

6.1           Survival; Persons Bound.  The obligation of Guarantor under this Guaranty is a continuing guaranty and shall be binding upon Guarantor, its successors and assigns, and inure, together with the rights and remedies of the Administrative Agent and each Lender under this Guaranty, to the benefit of the Administrative Agent and each Lender and their respective successors, and permitted transferees and assigns.  Without limiting the generality of the foregoing, the Administrative Agent or any Lender may assign or otherwise transfer its rights and obligations under this Guaranty and the other Loan Documents to any other Person or entity

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in accordance with the terms of the Credit Agreement, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent or such Lender in this Guaranty or otherwise.  Guarantor shall not assign or delegate any of its obligations under this Guaranty or any of the other Loan Documents without the express prior written consent of the Required Lenders in accordance with the Credit Agreement.

6.2           Subordination. Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and each Lender that all obligations and liabilities of the Borrower and its Subsidiaries and each other Obligor to Guarantor of whatsoever description (excluding, however, Intercompany Debits and Credits) shall be subordinated and junior in right of payment to the Obligations.  Guarantor shall not accept any payment on any indebtedness (excluding Intercompany Debits and Credits) of the Borrower or any of its Subsidiaries or any other Obligor until the termination of this Guaranty, shall in no circumstance whatsoever attempt to set-off or reduce any obligations because of such indebtedness and shall, if the Administrative Agent shall so request, collect and receive such indebtedness as trustee for the Administrative Agent and the Lenders and pay over all sums so collected to the Administrative Agent for the account of the Lenders on account of the Obligations but without reducing or affecting in any manner the liability of Guarantor under this Guaranty; provided, however, that as long as no Event of Default shall have occurred and be continuing, Guarantor shall be allowed to receive and retain scheduled payments of principal of and interest on indebtedness of the Borrower or any of its Subsidiaries.

6.3           Waiver of Suretyship Rights.  By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, §17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended and in effect from time to time.

6.4           Amendments in Writing.  This Guaranty shall not be changed orally but shall be changed only by agreement in writing signed by Guarantor and the Administrative Agent in accordance with the Credit Agreement.  Any waiver or consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

6.5           Notices.  Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as set forth on their signatures pages to this Guaranty (and if so given, shall be deemed given when mailed).  Notice to the Borrower or any other Guarantor shall constitute notice to Guarantor.  Guarantor’s address for notice may be changed at any time and from time to time, but only after 30 days’ advance written notice to the Administrative Agent, and shall be the most recent such address furnished in writing by Guarantor to the

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Administrative Agent. The address of the Administrative Agent may be changed at any time and from time to time, in the manner provided in the Credit Agreement. Actual notice, however and from whomever given or received, shall always be effective when received.

6.6           “Including” is Not Limiting; Section Headings.   Wherever the term “including” or a similar term is used in this Guaranty, it shall be read as if it were written “including by way of example only and without in any way limiting the generality of the clause or concept referred to.”  The headings used in this Guaranty are included for reference only and shall not be considered in interpreting, applying or enforcing this Guaranty.

6.7          Governing Law and Jurisdiction.

(a)           This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to any conflicts of laws principles that would require the application of the laws of another jurisdiction.

(b)           Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Guarantor further (a) agrees to designate and maintain an agent for service of process in the City of New York in connection with any such suit, action or proceeding and to deliver to the Administrative Agent evidence thereof at any time and from time to time upon request, and (b) irrevocably consents to the service of process in any suit, action or proceeding under this Guaranty by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor at its address as provided in this Guaranty or as otherwise provided by New York law. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty against Guarantor or its properties in the courts of any jurisdiction or to serve process in any other manner permitted by law.

(c)           Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section.  Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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6.8          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.9           Survival.  The representations, covenants and agreements set forth in this Guaranty shall continue and survive until the final termination of this Guaranty in accordance with Article V.

6.10         Rights Cumulative; Delay Not Waiver.  The exercise of any right, benefit of privilege under any of the Loan Documents or at law or in equity shall not preclude the concurrent or subsequent exercise of any of the other present or future rights, benefits or privileges of the Administrative Agent or any Lender.  The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law, the other Loan Documents.  No failure by the Administrative Agent or any Lender to exercise, and no delay in exercising, any right under this Guaranty or any other Loan Document shall operate as a waiver thereof.

6.11         Severability.  If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties to it.  Each waiver in this Guaranty is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against the Administrative Agent or any Lender for having bargained for and obtained it.

6.12         Entire Agreement.  This Guaranty embodies the entire agreement and understanding among the parties with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.  Guarantor acknowledges and agrees that there is no oral agreement between Guarantor and the Administrative Agent or any Lender which has not been incorporated in this Guaranty.

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THIS GUARANTY is executed as of the date first above written.

STEWART & STEVENSON TACTICAL VEHICLE SYSTEMS, LP

By:	STEWART & STEVENSON TVS, INC., its sole General Partner

	By:	/s/ Carl B. King
	Name:	Carl B. King
	Title:	Vice President & Secretary

ADDRESS:

2707 North Loop West, 8th Floor

Houston, Texas 77008

NOTE

$23,500,000	New York, New York	January 12, 2005

FOR VALUE RECEIVED, STEWART & STEVENSON SERVICES, INC., a Texas corporation (“Maker”), promises to pay to the order of JPMORGAN CHASE BANK, N.A. (“Payee”) at the office in New York, New York, of JPMorgan Chase Bank, N.A., acting as administrative agent (including its successors in such capacity, the “Administrative Agent”) for Payee and the other lenders (together with Payee, collectively referred to herein as the “Lenders”) which are now or may hereafter become parties to the Credit Agreement referred to below, or at such other place as the Administrative Agent may hereafter designate in writing in accordance with the Credit Agreement, in immediately available funds and in lawful money of the United States of America, the principal sum of TWENTY-THREE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($23,500,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates established pursuant to the terms of the Credit Agreement and interest on all past due amounts, both principal and accrued interest, on demand at the rate or rates provided for in the Credit Agreement.

Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made.

The principal of this note shall be due and payable on the Maturity Date, the final maturity of this note.  Accrued and unpaid interest shall be due and payable as provided in the Credit Agreement and at the maturity of this note. All payments shall be applied first to accrued and unpaid interest, the balance to principal.

Subject to the provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this note without payment of any premium or fee. All prepayments shall be applied in accordance with the Credit Agreement.

The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker.  All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder’s records; provided that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker’s obligations or any holder’s rights, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker’s entitlement to credit for that payment as of the date received by the Administrative Agent.

Subject to the provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time during the Availability Period.  Maker may borrow, repay and reborrow and there is no limit on the number of advances against this

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note so long as the total unpaid principal of this note at any time outstanding does not exceed the lesser of (a) the face amount of this note or (b) the amount of Payee’s Commitment, all determined from time to time in accordance with the Credit Agreement.

This note is one of the Notes which have been issued pursuant to the terms of that certain Credit Agreement dated as of January 12, 2005, among Maker, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, modified, supplemented and restated (the “Credit Agreement”), to which reference is made for all purposes, and evidences Loans (other than Swing Loans) made by Payee thereunder. This note is governed by and entitled to the benefits of the Credit Agreement.  Any term used in this note and defined in the Credit Agreement shall have the meaning ascribed to it in the Credit Agreement.  Advances against this note by Payee or other holder hereof shall be governed by the Credit Agreement.

The occurrence of an Event of Default shall constitute default under this note, whereupon and during the continuance thereof the Administrative Agent or the holder hereof shall be entitled to exercise any and all rights, powers and remedies afforded (a) under the Credit Agreement and the other Loan Documents and (b) by applicable law, including the right to accelerate the maturity of this entire note.

If any holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any such papers and does not prevail, Maker agrees to pay to each such holder, in addition to principal and interest, all out-of-pocket expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys’ fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

STEWART & STEVENSON SERVICES, INC.,
a Texas corporation

By:	/s/ John B. Simmons
Name:	John B. Simmons
Title:	Vice President, CFO and Treasurer

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NOTE

$22,000,000	New York, New York	January 12, 2005

FOR VALUE RECEIVED, STEWART & STEVENSON SERVICES, INC. , a Texas corporation (“Maker”), promises to pay to the order of BANK OF AMERICA, N.A. (“Payee”) at the office in New York, New York, of JPMorgan Chase Bank, N.A., acting as administrative agent (including its successors in such capacity, the “Administrative Agent”) for Payee and the other lenders (together with Payee, collectively referred to herein as the “Lenders”) which are now or may hereafter become parties to the Credit Agreement referred to below, or at such other place as the Administrative Agent may hereafter designate in writing in accordance with the Credit Agreement, in immediately available funds and in lawful money of the United States of America, the principal sum of TWENTY-TWO MILLION AND NO/100THS DOLLARS ($22,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates established pursuant to the terms of the Credit Agreement and interest on all past due amounts, both principal and accrued interest, on demand at the rate or rates provided for in the Credit Agreement.

Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made.

The principal of this note shall be due and payable on the Maturity Date, the final maturity of this note.  Accrued and unpaid interest shall be due and payable as provided in the Credit Agreement and at the maturity of this note. All payments shall be applied first to accrued and unpaid interest, the balance to principal.

Subject to the provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this note without payment of any premium or fee. All prepayments shall be applied in accordance with the Credit Agreement.

The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker.  All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder’s records; provided that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker’s obligations or any holder’s rights, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker’s entitlement to credit for that payment as of the date received by the Administrative Agent.

Subject to the provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time during the Availability Period.  Maker may borrow, repay and reborrow and there is no limit on the number of advances against this note so long as the total unpaid principal of this note at any time outstanding does not exceed the

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lesser of (a) the face amount of this note or (b) the amount of Payee’s Commitment, all  determined from time to time in accordance with the Credit Agreement.

This note is one of the Notes which have been issued pursuant to the terms of that certain Credit Agreement dated as of January 12, 2005, among Maker, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, modified, supplemented and restated (the “Credit Agreement”), to which reference is made for all purposes, and evidences Loans (other than Swing Loans) made by Payee thereunder. This note is governed by and entitled to the benefits of the Credit Agreement.  Any term used in this note and defined in the Credit Agreement shall have the meaning ascribed to it in the Credit Agreement.  Advances against this note by Payee or other holder hereof shall be governed by the Credit Agreement.

The occurrence of an Event of Default shall constitute default under this note, whereupon and during the continuance thereof the Administrative Agent or the holder hereof shall be entitled to exercise any and all rights, powers and remedies afforded (a) under the Credit Agreement and the other Loan Documents and (b) by applicable law, including the right to accelerate the maturity of this entire note.

If any holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any such papers and does not prevail, Maker agrees to pay to each such holder, in addition to principal and interest, all out-of-pocket expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys’ fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

STEWART & STEVENSON SERVICES, INC.,
a Texas corporation

By:
Name:
Title:

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NOTE

$15,000,000	New York, New York	January 12, 2005

FOR VALUE RECEIVED, STEWART & STEVENSON SERVICES, INC., a Texas corporation (“Maker”), promises to pay to the order of SOUTHWEST BANK OF TEXAS, N.A. (“Payee”) at the office in New York, New York, of JPMorgan Chase Bank, N.A., acting as administrative agent (including its successors in such capacity, the “Administrative Agent”) for Payee and the other lenders (together with Payee, collectively referred to herein as the “Lenders”) which are now or may hereafter become parties to the Credit Agreement referred to below, or at such other place as the Administrative Agent may hereafter designate in writing in accordance with the Credit Agreement, in immediately available funds and in lawful money of the United States of America, the principal sum of FIFTEEN MILLION AND NO/100THS DOLLARS ($15,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates established pursuant to the terms of the Credit Agreement and interest on all past due amounts, both principal and accrued interest, on demand at the rate or rates provided for in the Credit Agreement.

Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made.

The principal of this note shall be due and payable on the Maturity Date, the final maturity of this note.  Accrued and unpaid interest shall be due and payable as provided in the Credit Agreement and at the maturity of this note. All payments shall be applied first to accrued and unpaid interest, the balance to principal.

Subject to the provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this note without payment of any premium or fee. All prepayments shall be applied in accordance with the Credit Agreement.

The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker.  All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder’s records; provided that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker’s obligations or any holder’s rights, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker’s entitlement to credit for that payment as of the date received by the Administrative Agent.

Subject to the provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time during the Availability Period.  Maker may borrow, repay and reborrow and there is no limit on the number of advances against this note so long as the total unpaid principal of this note at any time outstanding does not exceed the

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lesser of (a) the face amount of this note or (b) the amount of Payee’s Commitment, all determined from time to time in accordance with the Credit Agreement.

This note is one of the Notes which have been issued pursuant to the terms of that certain Credit Agreement dated as of January 12, 2005, among Maker, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, modified, supplemented and restated (the “Credit Agreement”), to which reference is made for all purposes, and evidences Loans (other than Swing Loans) made by Payee thereunder. This note is governed by and entitled to the benefits of the Credit Agreement.  Any term used in this note and defined in the Credit Agreement shall have the meaning ascribed to it in the Credit Agreement.  Advances against this note by Payee or other holder hereof shall be governed by the Credit Agreement.

The occurrence of an Event of Default shall constitute default under this note, whereupon and during the continuance thereof the Administrative Agent or the holder hereof shall be entitled to exercise any and all rights, powers and remedies afforded (a) under the Credit Agreement and the other Loan Documents and (b) by applicable law, including the right to accelerate the maturity of this entire note.

If any holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any such papers and does not prevail, Maker agrees to pay to each such holder, in addition to principal and interest, all out-of-pocket expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys’ fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

STEWART & STEVENSON SERVICES, INC.,
a Texas corporation

By:	/s/ John B. Simmons
Name:	John B. Simmons
Title:	Vice President, CFO and Treasurer

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NOTE

$17,500,000	New York, New York	January 12, 2005

FOR VALUE RECEIVED, STEWART & STEVENSON SERVICES, INC., a Texas corporation (“Maker”), promises to pay to the order of WELLS FARGO BANK, N.A. (“Payee”) at the office in New York, New York, of JPMorgan Chase Bank, N.A., acting as administrative agent (including its successors in such capacity, the “Administrative Agent”) for Payee and the other lenders (together with Payee, collectively referred to herein as the “Lenders”) which are now or may hereafter become parties to the Credit Agreement referred to below, or at such other place as the Administrative Agent may hereafter designate in writing in accordance with the Credit Agreement, in immediately available funds and in lawful money of the United States of America, the principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($17,500,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates established pursuant to the terms of the Credit Agreement and interest on all past due amounts, both principal and accrued interest, on demand at the rate or rates provided for in the Credit Agreement.

Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made.

The principal of this note shall be due and payable on the Maturity Date, the final maturity of this note.  Accrued and unpaid interest shall be due and payable as provided in the Credit Agreement and at the maturity of this note. All payments shall be applied first to accrued and unpaid interest, the balance to principal.

Subject to the provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this note without payment of any premium or fee. All prepayments shall be applied in accordance with the Credit Agreement.

The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker.  All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder’s records; provided that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker’s obligations or any holder’s rights, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker’s entitlement to credit for that payment as of the date received by the Administrative Agent.

Subject to the provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time during the Availability Period.  Maker may borrow, repay and reborrow and there is no limit on the number of advances against this note so long as the total unpaid principal of this note at any time outstanding does not exceed the

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lesser of (a) the face amount of this note or (b) the amount of Payee’s Commitment, all determined from time to time in accordance with the Credit Agreement.

This note is one of the Notes which have been issued pursuant to the terms of that certain Credit Agreement dated as of January 12, 2005, among Maker, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, modified, supplemented and restated (the “Credit Agreement”), to which reference is made for all purposes, and evidences Loans (other than Swing Loans) made by Payee thereunder. This note is governed by and entitled to the benefits of the Credit Agreement.  Any term used in this note and defined in the Credit Agreement shall have the meaning ascribed to it in the Credit Agreement.  Advances against this note by Payee or other holder hereof shall be governed by the Credit Agreement.

The occurrence of an Event of Default shall constitute default under this note, whereupon and during the continuance thereof the Administrative Agent or the holder hereof shall be entitled to exercise any and all rights, powers and remedies afforded (a) under the Credit Agreement and the other Loan Documents and (b) by applicable law, including the right to accelerate the maturity of this entire note.

If any holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any such papers and does not prevail, Maker agrees to pay to each such holder, in addition to principal and interest, all out-of-pocket expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys’ fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

STEWART & STEVENSON SERVICES, INC.,
a Texas corporation

By:	/s/ John B. Simmons
Name:	John B. Simmons
Title:	Vice President, CFO and Treasurer

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NOTE

$22,000,000	New York, New York	January 12, 2005

FOR VALUE RECEIVED, STEWART & STEVENSON SERVICES, INC., a Texas corporation (“Maker”), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (“Payee”) at the office in New York, New York, of JPMorgan Chase Bank, N.A., acting as administrative agent (including its successors in such capacity, the “Administrative Agent”) for Payee and the other lenders (together with Payee, collectively referred to herein as the “Lenders”) which are now or may hereafter become parties to the Credit Agreement referred to below, or at such other place as the Administrative Agent may hereafter designate in writing in accordance with the Credit Agreement, in immediately available funds and in lawful money of the United States of America, the principal sum of TWENTY-TWO MILLION AND NO/100THS DOLLARS ($22,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates established pursuant to the terms of the Credit Agreement and interest on all past due amounts, both principal and accrued interest, on demand at the rate or rates provided for in the Credit Agreement.

Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made.

The principal of this note shall be due and payable on the Maturity Date, the final maturity of this note.  Accrued and unpaid interest shall be due and payable as provided in the Credit Agreement and at the maturity of this note. All payments shall be applied first to accrued and unpaid interest, the balance to principal.

Subject to the provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this note without payment of any premium or fee. All prepayments shall be applied in accordance with the Credit Agreement.

The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker.  All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder’s records; provided that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker’s obligations or any holder’s rights, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker’s entitlement to credit for that payment as of the date received by the Administrative Agent.

Subject to the provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time during the Availability Period.  Maker may borrow, repay and reborrow and there is no limit on the number of advances against this

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note so long as the total unpaid principal of this note at any time outstanding does not exceed the lesser of (a) the face amount of this note or (b) the amount of Payee’s Commitment, all determined from time to time in accordance with the Credit Agreement.

This note is one of the Notes which have been issued pursuant to the terms of that certain Credit Agreement dated as of January 12, 2005, among Maker, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, modified, supplemented and restated (the “Credit Agreement”), to which reference is made for all purposes, and evidences Loans (other than Swing Loans) made by Payee thereunder. This note is governed by and entitled to the benefits of the Credit Agreement.  Any term used in this note and defined in the Credit Agreement shall have the meaning ascribed to it in the Credit Agreement.  Advances against this note by Payee or other holder hereof shall be governed by the Credit Agreement.

The occurrence of an Event of Default shall constitute default under this note, whereupon and during the continuance thereof the Administrative Agent or the holder hereof shall be entitled to exercise any and all rights, powers and remedies afforded (a) under the Credit Agreement and the other Loan Documents and (b) by applicable law, including the right to accelerate the maturity of this entire note.

If any holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any such papers and does not prevail, Maker agrees to pay to each such holder, in addition to principal and interest, all out-of-pocket expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys’ fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

STEWART & STEVENSON SERVICES, INC.,
a Texas corporation

By:	/s/ John B. Simmons
Name:	John B. Simmons
Title:	Vice President, CFO and Treasurer

2 of 2

NOTE

$5,000,000.00	New York, New York	January 12, 2005

FOR VALUE RECEIVED, STEWART & STEVENSON SERVICES, INC., a Texas corporation (“Maker”), promises to pay to the order of JPMORGAN CHASE BANK, N. A. (“Payee”) at the office in New York, New York, of JPMorgan Chase Bank, N.A., acting as administrative agent (including its successors in such capacity, the “Administrative Agent”) for Payee and the other lenders (together with Payee, collectively referred to herein as the “Lenders”) which are now or may hereafter become parties to the Credit Agreement referred to below, or at such other place as the Administrative Agent may hereafter designate in writing in accordance with the Credit Agreement, in immediately available funds and in lawful money of the United States of America, the principal sum of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates established pursuant to the terms of the Credit Agreement and interest on all past due amounts, both principal and accrued interest, on demand at the rate or rates provided for in the Credit Agreement.

Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made.

The principal of this note shall be due and payable on the Maturity Date, the final maturity of this note.  Accrued and unpaid interest shall be due and payable as provided in the Credit Agreement and at the maturity of this note. All payments shall be applied first to accrued and unpaid interest, the balance to principal.

Subject to the provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this note without payment of any premium or fee. All prepayments shall be applied in accordance with the Credit Agreement.

The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker.  All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder’s records; provided that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker’s obligations or any holder’s rights, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker’s entitlement to credit for that payment as of the date received by the Administrative Agent.

Subject to the provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time during the Availability Period.  Maker may borrow, repay and reborrow and there is no limit on the number of advances against this

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note so long as the total unpaid principal of this note at any time outstanding does not exceed the lesser of (a) the face amount of this note or (b) the amount of Payee’s Commitment, all determined from time to time in accordance with the Credit Agreement.

This note is the Swing Loan Note which has been issued pursuant to the terms of that certain Credit Agreement dated as of January 12, 2005, among Maker, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, modified, supplemented and restated (the “Credit Agreement”), to which reference is made for all purposes, and evidences Swing Loans made by Payee thereunder. This note is governed by and entitled to the benefits of the Credit Agreement.  Any term used in this note and defined in the Credit Agreement shall have the meaning ascribed to it in the Credit Agreement.  Advances against this note by Payee or other holder hereof shall be governed by the Credit Agreement.

The occurrence of an Event of Default shall constitute default under this note, whereupon and during the continuance thereof the Administrative Agent or the holder hereof shall be entitled to exercise any and all rights, powers and remedies afforded (a) under the Credit Agreement and the other Loan Documents and (b) by applicable law, including the right to accelerate the maturity of this entire note.

If any holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any such papers and does not prevail, Maker agrees to pay to each such holder, in addition to principal and interest, all out-of-pocket expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys’ fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

STEWART & STEVENSON SERVICES, INC.,
a Texas corporation

By:	/s/ John B. Simmons
Name:	John B. Simmons
Title:	Vice President, CFO and Treasurer

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